FILED PURSUANT TO RULE 424(B)(3)

File No. 333-186210

HEMISPHERE MEDIA GROUP, INC.

SUPPLEMENT NO. 3 TO

PROSPECTUS DATED MARCH 25, 2013

THE DATE OF THIS SUPPLEMENT IS JULY 31, 2013

This prospectus supplement (this “Supplement No. 3”) is part of the prospectus of Hemisphere Media Group, Inc. (the “Company”), dated March 25, 2013 (File No. 333-186210) (the “Prospectus”) as supplemented by Supplement No. 1, dated May 15, 2013 (“Supplement No. 1) and Supplement No.2, dated May 15, 2013 (“Supplement No. 2”).  This Supplement No. 3 supplements, modifies or supersedes certain information contained in the Prospectus, Supplement No. 1 and Supplement No. 2.  Any statement in the Prospectus, Supplement No. 1 or Supplement No. 2 that is modified or superseded is not deemed to constitute a part of the Prospectus, Supplement No. 1 or Supplement No. 2, except as modified or superseded by this Supplement No. 3. Except to the extent that the information in this Supplement No. 3 modifies or supersedes the information contained in the Prospectus, as previously supplemented, this Supplement No. 3 should be read, and will be delivered, with the Prospectus, Supplement No. 1 and Supplement No. 2.

The purpose of this Supplement No. 3 is to update and supplement the information in the Prospectus, as previously supplemented, with the information contained in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 31, 2013, and which is attached hereto.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2013

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35886	80-0885255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 421-6364

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 30, 2013 (the “Closing Date”), certain of Hemisphere Media Group, Inc.’s (the “Company”) direct and indirect wholly-owned subsidiaries entered into a Credit Agreement dated as of July 30, 2013, among Hemisphere Media Holdings, LLC (“Holdings”) and InterMedia Español, Inc. and together with Holdings, (the “Borrowers”), the guarantors party thereto, the several lenders from time to time party thereto, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch as the administrative agent and collateral agent and General Electric Capital Corporation as syndication agent (the “Credit Agreement”).

The Credit Agreement includes among other terms, a seven-year term which shall mature on July 30, 2020 and is in the aggregate principal amount of $175 million (the “Term Loan Facility”). The Term Loan Facility provides for an uncommitted incremental loan option (the “Incremental Facility”) allowing for increases for borrowings under the Term Loan Facility with the same terms, and borrowing of new tranches of term loans, up to an aggregate principal amount equal to (i) $20.0 million plus (ii) an additional amount (the “Incremental Facility Increase”) provided, if after giving effect to such Incremental Facility Increase (as well as any other additional term loans), on a pro forma basis, the First Lien Net Leverage Ratio (as defined in the Credit Agreement) for the most recent four consecutive fiscal quarters does not exceed 4.00:1.00.  The First Lien Net Leverage Ratio caps the cash netted against debt up to a maximum amount of $10.0 million.

The Term Loan Facility will bear interest at the Borrowers’ option of either (i) LIBOR plus a margin of 5.00% (subject to a LIBOR floor of 1.25%) or (ii) or an Alternate Base Rate (“ABR”) plus a margin of 4.00% (subject to an ABR floor of 2.25%) and was issued with 1.0% of original issue discount.  The Term Loan Facility will require the Borrowers to make amortization payments (in quarterly installments) equal to 1.00% per annum with respect to the Term Loan Facility with any remaining amount due at final maturity.  Voluntary prepayments will be permitted, in whole or in part, subject to certain minimum prepayment requirements; provided that any prepayments made, prior to the date that is twelve months from the Closing Date of the Term Loan Facility, for the purpose of repricing or effectively repricing the Term Loan Facility shall include a 1.00% prepayment premium.

The obligations under the Term Loan Facility will be guaranteed by HMTV, LLC, a direct wholly-owned subsidiary of the Company (and the newly formed parent of Holdings) and all of Holdings’ existing and future direct and indirect domestic subsidiaries (subject to certain exceptions in the case of immaterial subsidiaries). The Term Loan Facility is secured by a first-priority perfected security interest in substantially all of the assets of HMTV, Holdings and Holdings’ restricted subsidiaries.

The Term Loan Facility does not have any financial covenants other than (i) a Total Net Leverage Ratio of 6.00:1.00, determined on a pro forma basis after giving aggregate effect to any Incremental Facility, new term loans or new incremental notes that would apply and (ii) a First Lien Net Leverage Ratio (as defined in the Credit Agreement) of 4.00:1.00, determined on a pro forma basis after giving aggregate affect to any Incremental Facility, new term loans or new incremental notes first.

The lenders have the ability, subject to certain rights of the Borrowers to cure periods, to accelerate loan payment dates and charge default interest rates for certain breaches by the Borrowers of its covenants and other obligations under the Term Loan Facility

The proceeds of the Term Loan Facility will be used to (i) repay outstanding indebtedness and accrued interest of approximately $54.3 million in connection with that certain Loan Agreement, dated as of March 31, 2011, by and among InterMedia Español, Inc.and Televicentro of Puerto Rico, LLC, as borrowers, the financial institutions party thereto (the “WAPA Term Loan”), (ii) repay outstanding indebtedness and accrued interest of approximately $30.7 million in connection with that certain Amended and Restated Credit Agreement, dated as of June 17, 2011, by and among Cine Latino, Inc., as borrower, the other persons party thereto that are designated as credit parties (the “Cinelatino Term Loan”) and (iii) for general corporate purposes (including to fund potential acquisitions).  Additionally, the proceeds will be used to pay certain fees, commissions and expenses incurred in connection with the Term Loan Facility.

2

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Guaranty Agreement (as defined below), copies of which are attached hereto as Exhibit 10.1 and 10.2 respectively, and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On the Closing Date, in connection with the execution of the Term Loan Facility, (i) the Cinelatino Term Loan and the ancillary agreements executed in connection therewith and (ii) the WAPA Term Loan and the ancillary agreements executed in connection therewith were all terminated and the principal amount and accrued interest of the outstanding loans under the Cinelatino Term Loan and WAPA Term Loan were repaid with the proceeds, in part, of the Term Loan Facility.

The disclosure set forth under Item 1.01 relating to the Term Loan Facility is incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 relating to the Term Loan Facility is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events

On July 30, 2013, the Company issued a press release announcing the closing of the Term Loan Facility.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein.

10.2

Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent.

99.1	Press Release issued by the Company on July 30, 2013

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: July 31, 2013	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
General Counsel and Corporate Secretary

4

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein.

10.2

Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent.

99.1	Press Release issued by the Company on July 30, 2013

5

Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

July 30, 2013

among

HEMISPHERE MEDIA HOLDINGS, LLC and

INTERMEDIA ESPAÑOL, INC.

as Borrowers,

HMTV, LLC,

as Holdings,

THE LENDERS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

DEUTSCHE BANK SECURITIES INC. and

GE CAPITAL MARKETS, INC.,

as Joint Lead Arrangers,

DEUTSCHE BANK SECURITIES INC.,

as Lead Bookrunner

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Syndication Agent

i

(continued)

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.16	-	ERISA Events
Schedule 3.17	-	Environmental Matters
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 3.21	-	Labor Matters
Schedule 3.27	-	FCC Licenses
Schedule 4.02(a)	-	Local Counsel
Schedule 5.16	-	Post-Closing Items
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing Investments
Schedule 6.06		Existing Restrictive Agreements
Schedule 6.07	-	Existing Transactions with Affiliates

EXHIBITS
Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Security Agreement
Exhibit E	-	Form of Guaranty
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G-1	-	Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
Exhibit G-2	-	Form of Puerto Rico Counsel Opinion
Exhibit G-3	-	Form of FCC Counsel Opinion
Exhibit H	-	Form of Officer’s Certificate
Exhibit I	-	Form of Solvency Certificate
Exhibit J	-	Form of United States Tax Compliance Certificate

v

CREDIT AGREEMENT dated as of July 30, 2013, among HEMISPHERE MEDIA HOLDINGS, LLC, a Delaware limited liability company (the “Lead Borrower”), INTERMEDIA ESPAÑOL, INC., a Delaware corporation (“WAPA PR” and, together with the Lead Borrower, the “Borrowers”), HMTV, LLC, a Delaware limited liability company (“Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given to it in Article I), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent” and the “Collateral Agent” respectively), DEUTSCHE BANK SECURITIES INC. (“DBSI”) and GE CAPITAL MARKETS, INC. as joint lead arrangers (“Joint Lead Arrangers”), DBSI as lead bookrunner (“Lead Bookrunner”) and GENERAL ELECTRIC CAPITAL CORPORATION as syndication agent (in such capacity, the “Syndication Agent”).

PRELIMINARY STATEMENTS

The Borrowers have requested that, upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders make available Initial Term Loans on the Closing Date denominated in Dollars to the Borrowers (as allocated among them in the Borrowing Request) in an aggregate principal amount of $175,000,000 pursuant to this Agreement.

The proceeds of the Initial Term Loans will be used to (i) repay the Existing Indebtedness, (ii) pay all fees and expenses incurred in connection with the Transaction and (iii) provide for working capital needs and general corporate purposes (including Permitted Acquisitions) of the Borrowers and their Subsidiaries.

The Lenders are willing to provide the Initial Term Loans on the terms and subject to the conditions set forth herein.  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01          Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(f).

“Acquisition Representations” shall mean (a) the representations made by the seller with respect to the Acquired Entity in connection with any Permitted Acquisition as are material to the interests of the Lenders, but only to the extent that Borrowers or any of their Subsidiaries has the right (determined without regard to any notice requirement thereof) to terminate their obligations in connection with such Permitted Acquisition or decline to consummate such Permitted Acquisition (in each case pursuant to the terms thereof) as a result of a breach of one or more of such representations in the acquisition agreement in connection with such Permitted Acquisition and (b) the representations and warranties made solely by the Borrowers and the Restricted Subsidiaries (x) in Section 3.22 (solely with respect to the Borrowers and their Restricted Subsidiaries on a consolidated basis) and (y) Sections 3.01(a) and (d), 3.02(a) and (b)(i)(A) (limited to the constitutive documents of Holdings and the Borrowers), 3.03, 3.11, 3.12, 3.19 (limited to creation, validity and perfection), 3.24 and 3.25 (solely with respect to the Borrowers and Holdings as applicable), in each case, after giving effect to such Permitted Acquisition.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement hereto.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Affiliated Lender” shall mean the Permitted Investors and their respective Affiliates (other than Holdings, the Borrowers and any of their respective Subsidiaries).

“Agents” shall mean the Collateral Agent, the Administrative Agent and the Syndication Agent.

“Agreement” shall mean this Credit Agreement dated as of July 30, 2013.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) the Adjusted LIBO Rate applicable for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (d) in respect of Initial Term Loans only, 2.25%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or any other person which takes over the administration of that rate) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any other person which takes over the administration of that rate) as an authorized vendor for the purpose of displaying such rates).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Excess Cash Flow Percentage” shall mean 50%; provided that, so long as no Default or Event of Default exists on the respective Excess Cash Flow Payment Date, (i) if the First Lien Net Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 3.50:1.00 but greater than 2.75:1.00, then the Applicable Excess Cash Flow Percentage instead shall be 25% and (ii) if the First Lien Net Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 2.75:1.00, then the Applicable Excess Cash Flow Percentage instead shall be 0%.

“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Loan, 5.00% per annum and (b) with respect to any ABR Loan, 4.00% per annum.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Lead Borrower or any of its Restricted Subsidiaries to any Person other than the Lead Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Restricted Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Lead Borrower or any of its Restricted Subsidiaries.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Amount Basket” shall mean, at any date (the “Reference Date”), the sum of:

(a)           $5,000,000;

(b)           Cumulative Retained Excess Cash Flow Amount; plus

(c)           the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Capital Stock) received or made by the Lead Borrower (or any direct or indirect parent thereof and contributed by such parent to the Lead Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(d)           to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Lead Borrower or any of its Restricted Subsidiaries from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(e)           to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Lead Borrower or any of its Restricted Subsidiaries from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Lead Borrower or any of its Restricted Subsidiaries to such Minority Investments or Unrestricted Subsidiaries; plus

(f)            to the extent not (A) included in clause (b) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.13(a), the aggregate amount of all Net Cash Proceeds received by the Lead Borrower or any of its Restricted Subsidiaries in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(g)           any Declined Amounts; minus

(h)           the aggregate amount of Restricted Payments thereof made after the Closing Date and on or prior to such date pursuant to Section 6.06(a)(vii); minus

(i)            the aggregate amount of payments thereof made after the Closing Date and on or prior to such date pursuant to Section 6.09(b)(i)(1); minus

(j)            any Cumulative Retained Excess Cash Flow Amount used to make Investments pursuant to Section 6.04(n)(y) after the Closing Date and on or prior to such date.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowers” shall have the meaning assigned to such term in the introductory statement hereto.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Lead Borrower (on behalf of itself or WAPA PR) in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean (i) any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close and (ii) if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, shall mean any such day described in clause (i) above that is also a London Banking Day.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Lead Borrower and its Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Lead Borrower for such period prepared in accordance with GAAP but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b)           investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e)           investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f)            other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Bank” shall mean any Person that is a Lender or an Affiliate of a Lender at the time it initially provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” shall mean obligations owed by the Lead Borrower or any of its Restricted Subsidiaries to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Lead Borrower in writing to the Administrative Agent as “Cash Management Obligations”.

“Cash Management Services” shall mean any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” shall mean any event that gives rise to the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“CFC Holding Company” shall mean with respect to the Term Loans any Subsidiary of the Lead Borrower that owns one or more CFCs, either directly or indirectly through other entities that are disregarded entities or partnerships for U.S. federal income tax purposes, and substantially all the assets of such entities (excluding equity interests in each other) consist of equity interests of such CFCs.

“Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), other than the Permitted Investors, shall  own, directly or indirectly, beneficially or of record, shares representing the greater of (i) more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent and (ii) more than the percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent directly or indirectly owned by the Permitted Investors, (b) a majority of the seats (other than vacant seats) on the board of directors of the Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Parent (or any committee thereof with the authority to nominate directors) or the Permitted Investors nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to the Parent, Holdings or the Lead Borrower shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness (including any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any New Incremental Notes and any Permitted Ratio Debt), (d) Parent shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of Holdings, (e) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Lead Borrower or (f) the Lead Borrower shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of WAPA PR.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. For purposes of this definition and Section 2.14, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case described in clauses (i) and (ii) above, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued, provided that increased costs as a result of any Change in Law pursuant to clause (i) or (ii) above, shall only be reimbursable by the Loan Parties to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean (a) when used with respect to Lenders, refers to whether such Lenders are Term Loan Lenders or Extending Term Loan Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Loan Commitments or Other Term Loan Commitments and (c) when used with respect to Loans, refers to whether such Loans are Term Loans, Other Term Loans or Extended Term Loans, in each case, under this Agreement, of which such Loan or Commitment shall be a part.

“Closing Date” shall mean the date of the making of the Initial Term Loans under this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a)           the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.02 or pursuant to Section 5.10 or Section 5.13 or Section 5.16 at such time, duly executed by each Loan Party thereto;

(b)           all Obligations shall have been unconditionally guaranteed by Holdings, each Restricted Subsidiary of a Borrower that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule 1.01(b) hereto (each, a “Guarantor”), and any Subsidiary of a Borrower that Guarantees any Indebtedness incurred by such Borrower pursuant to any Credit Agreement Refinancing Indebtedness (or any Permitted Refinancing thereof) shall be a Guarantor hereunder;

(c)           the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to nonconsensual Liens permitted by Section 6.02) in (i) all the Equity Interests of the Lead Borrower, (ii) all Equity Interests of each direct, wholly owned Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by a Borrower or any Subsidiary Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each wholly owned Domestic Subsidiary that is directly owned by a Borrower or by any Subsidiary Guarantor and that is a disregarded entity for United States federal income tax purposes and substantially all of the assets of such Domestic Subsidiary consist of Equity Interests in one or more Foreign Subsidiaries and (B) each wholly owned Foreign Subsidiary that is directly owned by a Borrower or by any Subsidiary Guarantor;

(d)           except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 6.02, or under any Security Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or the execution and delivery of control agreements) in substantially all tangible and intangible personal property of each Borrower and each Guarantor including accounts (other than Excluded Accounts), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Security Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents; and

(e)           the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Owned Real Property (other than any Excluded Property), if any, required to be delivered pursuant to Section 5.10 and 5.13(b) (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property; provided, that, with respect to the PR Mortgage, which the Loan Parties represent has been duly filed and recorded in the corresponding Section of the Puerto Rico Registry of Property, (except for the Deed of Amendment, which has been filed and is pending recordation in the corresponding Section of the

Puerto Rico Registry of Property) the Collateral Agent shall have received the PR Mortgage Note, without any endorsement to any party, counterparts of the PR Mortgage Note Pledge and Security Agreement, and the corresponding financing statement, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (iii) such surveys, abstracts, appraisals (if required under FIRREA), flood certifications under Regulation H of the Board (together with evidence of federal flood insurance for any such property located in a flood hazard area) and such customary legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals with respect to, Excluded Property and any other particular assets if and for so long as, in the reasonable judgment of the Collateral Agent and the Borrower, the cost of creating, perfecting or maintaining such pledges or security interests in such assets or obtaining title insurance, surveys abstracts or appraisals in respect of such assets shall be excessive in view of the fair market value (as determined by the Borrowers in its reasonable judgment) of such assets or the practical benefit to the Lenders afforded thereby.

The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

“Collateral Agent” shall mean Deutsche Bank AG New York Branch or any successor thereto in such capacity.

“Collateral Coverage Requirement” shall mean, as of any date, the requirement that (x) the Consolidated Total Assets of (or attributable to) the Loan Parties constitutes at least 75.0% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries as of such date and (y) the Consolidated EBITDA of the Loan Parties constitutes at least 75.0% of the Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the Test Period most recently ended prior to such date for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, have been delivered.

“Commitment” shall mean the Initial Term Loan Commitment, any Other Term Loan Commitment, any Incremental Term Loan Commitment and any New Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Communications Act” shall mean the Communications Act of 1934, as amended.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof), where appropriate.

“Company Competitor” shall mean any person that competes in any material respect with the business of the Borrowers and their Subsidiaries from time to time, in each case as specifically identified by the Lead Borrower to the Administrative Agent from time to time in writing.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Lead Borrower dated July, 2013.

“Consolidated Cash Taxes” shall mean, as of any date for the applicable period ending on such date with respect to the Lead Borrower and it Restricted Subsidiaries on a consolidated basis, the aggregate of all taxes based on income, profits or capital of the Lead Borrower and its Restricted Subsidiaries (including (i) federal, state, franchise, excise and similar taxes and foreign withholding taxes, (ii) penalties and interest related to such taxes or arising from any tax examinations and (iii) taxes in respect of repatriated funds), paid in cash during such period to the extent they exceed the amount of taxes deducted in determining Consolidated Net Income for such period.

“Consolidated Current Assets” shall mean, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Consolidated Current Liabilities” shall mean, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) escrow account balances and (g) any letter of credit obligations or swing line loans or revolving loans under any revolving credit facility.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains (or losses) and any related provisions for taxes on such extraordinary gains (or losses), and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business), adjusted by:

(A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period (other than with respect to clauses (viii) and (xii) below)), without duplication, the amount of:

(i)            total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees, non-cash interest payments, the interest component of Capital Lease Obligations, net payments, if any, pursuant to interest rate protection agreements with respect to Indebtedness, the interest component of any pension or other post-employment benefit expense, in each case to the extent included as interest expense under GAAP)) of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period;

(ii)           provision for taxes based on income, profits or capital and foreign withholding taxes and franchise, state single business unitary and similar taxes for the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period;

(iii)          all depreciation and amortization expense of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, including but not limited to amortization or impairment of intangibles (including, but not limited to goodwill), non-cash write offs of debt discounts and debt issuances, non-cash costs and commissions, non-cash discounts and other non-cash fees and charges with respect to Indebtedness and Hedging Agreements;

(iv)          other unusual or non-recurring cash charges, or expenses of the Lead Borrower and its Restricted Subsidiaries during such period;

(v)           the amount of all other non-cash charges, losses or expenses (including non-cash employee and officer equity compensation expense (including stock options), or asset write-offs, write-ups or write-downs) of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period (but excluding any additions to bad debt reserves or bad debt expense and any non-cash charge to the extent it represents amortization of a prepaid cash item that was paid in a prior period unless such prepaid cash item was deducted in such prior period);

(vi)          cash restructuring charges or reserves, including any restructuring costs and integration costs incurred in connection with, Permitted Acquisitions or Specified Dispositions or other Specified Transactions occurring after the last day of the period covered by the Historical Financial Statements, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses in each case to the extent established or incurred after March 31, 2013; provided that the aggregate amount of any such charges or reserves under this clause (vi), when aggregated with any add-backs or adjustments pursuant to clause (vii) below, shall not exceed in any period 20.0% of Consolidated EBITDA for such period (calculated before giving effect to any such add-backs and adjustments);

(vii)         the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Lead Borrower in good faith to be realized in connection with any Specified Transaction or the implementation of an operational initiative (including the termination, abandonment or discontinuance of operations and product lines) after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent together with the Officer’s Certificate required to be delivered pursuant to Section 5.04(c), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, reasonably anticipated to be realizable and factually supportable in the good faith judgment of the Lead Borrower, and (y) such actions are to be taken within 12 months after the consummation of the Specified Transaction or the implementation of an operational initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vii) to the extent occurring more than four (4) Fiscal Quarters after the specified action taken in order to realize such projected cost savings, operating expense reduction, other operating improvements and synergies and (C) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided that the aggregate amount of all add-backs made pursuant to this clause (vii) shall not exceed in any period 20.0% of Consolidated EBITDA, when aggregated with any add-backs or adjustments pursuant to section (vi) above, for such period (for this purpose, determined without regard to this clause (vii));

(viii)        other accruals, up-front fees, transaction costs, commissions, expenses, premiums or charges related to any equity offering, permitted investment, acquisition, disposition, recapitalization or incurrence, repayment, amendment or modification of Indebtedness permitted by this Agreement (whether or not successful, and including costs and expenses of the Administrative Agent and Lenders that are reimbursed);

(ix)          Transaction Expenses;

(x)           expenses to the extent covered by contractual indemnification, insurance or refunding provisions in favor of the Lead Borrower or any of its Subsidiaries and actually paid by such third parties;

(xi)          to the extent covered by business interruption insurance and actually reimbursed or otherwise paid, expenses or losses relating to business interruption; and

(xii)         to the extent that any Holdings Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (i) through (xi) above had such change, tax or expense been incurred directly by the Lead Borrower, such Holdings Specified Expenses; and

(B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period and without duplication the amount of (i) all cash payments or cash charges made (or incurred) by the Lead Borrower or any of its Restricted Subsidiaries for such period on account of any non-cash charges added back to Consolidated EBITDA in a previous period, (ii) income and gain items corresponding to those referred to in clauses (A)(iv) and (A)(v) above (other than (i) accrual of revenue and amortization of deferred revenue in the ordinary course or (ii) reversals of prior accruals or reserves, to the extent such accruals or reserves had the effect of reducing Consolidated EBITDA in a prior period), (iii) gains related to pensions and other post-employment benefits, (iv) federal, state, local and foreign income tax credits and (v) the amount of any Holdings Specified Expenses, provided that to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations.

Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated EBITDA for any Test Period which ends prior to the first anniversary of the Closing Date, Consolidated EBITDA for all portions of such period occurring prior to the Closing Date shall be calculated in accordance with the definition of “Test Period” contained herein.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Lead Borrower and its Restricted Subsidiaries determined on a consolidated basis (after deduction for minority interests) for such period (taken as a single accounting period) in accordance with GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(i)            the net income (or loss) for such period of any Person that is not a Restricted Subsidiary of the Lead Borrower or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions that are actually paid in cash or Cash Equivalents by such Person to the Lead Borrower or one of its Restricted Subsidiaries during such period;

(ii)           except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or all or substantially all of the property or assets of such Person are acquired by a Restricted Subsidiary of the Lead Borrower;

(iii)          the net income of any Restricted Subsidiary of the Lead Borrower that is not also a Guarantor to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or law applicable to such Restricted Subsidiary;

(iv)          any net income or loss attributable to the early extinguishment or cancellation of Indebtedness; and

(v)           purchase accounting effects of adjustments to deferred revenue required or permitted by GAAP.

“Consolidated Total Assets” shall mean, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries, as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corrective Term Loan Extension Amendment” shall have the meaning assigned to such term in Section 2.25(e).

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, or any then existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness does not mature prior to the maturity date of, or have a shorter Weighted Average Life to Maturity than the Refinanced Debt (other than to the extent of nominal amortization for periods where amortization has been eliminated or reduced as a result of prepayments of such Refinanced Debt), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, extension, renewal or replacement, unless otherwise permitted hereby and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all fiscal years of the Lead Borrower starting with the fiscal year ending December 31, 2014 that was not (and, in the case of any fiscal year of the Lead Borrower where the respective required date of prepayment has not yet occurred pursuant to Section 2.13(b), will not on such date of required prepayment be) required to be applied as a mandatory prepayment in accordance with Section 2.13(b) (which Section 2.13(b) shall, for purposes of this definition, be construed without giving effect to any deduction pursuant to clause (B) of such Section 2.13(b)).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.13(g).

“Declining Lender” has the meaning specified in Section 2.13(g).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Deposit Account” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York (other than Excluded Accounts).

“Deposit Account Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Administrative Agent and the Lead Borrower and containing terms providing “control” (for purposes of the UCC) over the Deposit Account governed by such Deposit Account Control Agreement.

“Deed of Amendment” shall mean that certain Deed of Amendment of Mortgage Number 6, executed before Notary Public Gladys O. Fontanez Reyes on June 28, 2011 by and between Televicentro of Puerto Rico, LLC, as the mortgagor, and The Bank of Nova Scotia, as then holder of the PR Mortgage Note.

“Deed of Mortgage” shall mean that certain Deed of Mortgage Number 6, executed before Notary Public Luis Morales-Steinmann on March 30, 2007 by Televicentro of Puerto Rico, LLC, as the mortgagor.

“Designated Non-cash Consideration” shall mean the fair market value (as determined in good faith by the applicable Borrower) of non-cash consideration received by the

Borrowers or any of their respective Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by a Responsible Officer of the Lead Borrower and delivered to the Administrative Agent, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” shall mean (a) each bank, financial institution or other institutional lender and Company Competitor or Affiliate of a Company Competitor identified on a list made available to the Lenders on the Platform or another similar electronic system on or prior to the commencement of syndication of the Initial Term Loans (as such list may be supplemented from time to time by the Lead Borrower pursuant to clause (b) below) and (b) any other person designated in writing to the Administrative Agent after the Closing Date to the extent such person is or becomes a Company Competitor or is or becomes an Affiliate of a Company Competitor, which designation shall become effective two days after delivery of each such written supplement to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans; provided that a Company Competitor or an Affiliate of a Company Competitor shall not include any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any person controlling, controlled by or under common control with such Company Competitor or Affiliate thereof, as applicable, and for which no personnel involved with the investment of such Company Competitor or Affiliate thereof, as applicable, (i) makes (or has the right to make or participate with others in making) any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon an asset sale or change in control, if such right is subject to the prior payment in full of the Obligations), in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Yield” shall mean, as to any Initial Term Loans, Incremental Term Loans, New Term Loans or Replacement Term Loans of any tranche, the effective yield on such loans as reasonably determined by the Administrative Agent (consistent with generally accepted financial practices), taking into account the applicable interest rate margins (but not any fluctuations in LIBO Rate), any interest rate floors, and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life of such loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such loans, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders.

“Eligible Assignee” shall mean (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) and (ii) any commercial bank, insurance company, investment or mutual fund or other entity (other than a natural person) that extends credit or buys loans and that is approved by the Administrative Agent but excluding, (x) any Affiliated Lender, except to the extent expressly provided in Section 9.04(f), (y) Holdings, the Borrowers and their respective Subsidiaries, except to the extent expressly provided in Section 9.04(f) and (z) any Disqualified Institution.

“Environmental Laws” shall mean all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human or public health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, (b) the failure to satisfy the minimum funding standard (as defined in Section 412 or 430 of the Code or Section 303 or 304 of ERISA) with respect to any Plan, whether or not waived, (c) a determination that any Plan is in “at-risk status” or any Multiemployer Plan is in “endangered status” or “critical status” (as each is defined in Section 303 and 305 of ERISA, respectively), (d) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any material liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Lead Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Lead Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the receipt by the Lead Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or (g) the occurrence of a non-exempt “prohibited transaction” with respect to which the Lead Borrower or any of its Restricted Subsidiaries is a “disqualified person” (each within the meaning of Section 4975 of the Code) that results in material liability to the Borrower.

“Eurodollar”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to any Excess Cash Flow Payment Period, an amount, not less than zero, equal to:

(a)           the sum, without duplication, of (i) Consolidated Net Income of the Lead Borrower and its Restricted Subsidiaries for such Excess Cash Flow Payment Period, plus (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income, plus (iii) the aggregate net amount of non-cash loss on Dispositions by the Lead Borrower and its Restricted Subsidiaries during such Excess Cash Flow Payment Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus (iv) the aggregate amount of any non-cash loss for such period attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments, to the extent deducted in arriving at such Consolidated Net Income, plus (v) to the extent not otherwise included in determining Consolidated Net Income, the aggregate amount of cash receipts for such period attributable to Hedging Agreements or other derivative instruments, minus

(b)           the sum, without duplication (in each case, for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis), of:

(i)            Capital Expenditures, except to the extent made using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness), that are (A) actually made in cash during such Excess Cash Flow Payment Period or (B) committed although not actually made in cash during such Excess Cash Flow Payment Period, so long as such Capital Expenditures are actually made in cash within six months after the end of such Excess Cash Flow Payment Period; provided that (x) if any Capital Expenditures are deducted from Excess Cash Flow pursuant to (B) above, such amount shall be added to the Excess Cash Flow for the immediately succeeding Excess Cash Flow Payment Period if the expenditure is not actually made in cash within such six-month period and (y) no deduction shall be taken in the immediately succeeding Excess Cash Flow Payment Period when such amounts deducted pursuant to clause (B) are actually spent;

(ii)           to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;

(iii)          the aggregate amount of all principal payments of Indebtedness of the Lead Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations, (B) the amount of any repayment of Loans pursuant to Section 2.11, (C) the amount of any mandatory prepayment of Loans pursuant to Section 2.13(a) to the extent required due to an Asset Sale that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (D) the amount of any voluntary prepayments of Loans made by Holdings, any Borrower or any of their respective Subsidiaries pursuant to Section 9.04(f) (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Loans) (provided that (I) such prepayments or repurchases are otherwise permitted hereunder and (II) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Retained Excess Cash Flow Amount) but excluding (X) all other prepayments of Loans (other than those specified in preceding clauses (iii)(C) and (D))and (Y) payments in respect of any Permitted Ratio Debt, any New Incremental Notes and Indebtedness constituting Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or any Subordinated Indebtedness, except in each case to the extent permitted to be paid pursuant to Section 6.09 or occurring in connection with a refinancing of such Indebtedness permitted in accordance with the terms of this Agreement) made during such period, in each case except to the extent financed with the proceeds of Funded Debt of the Lead Borrower or any of its Restricted Subsidiaries;

(iv)          to the extent not deducted in arriving at Consolidated Net Income,  Restricted Payments made in cash during such period by the Lead Borrower to the extent that such Restricted Payments are made under Sections 6.06(a)(ii) and 6.06(a)(iii), solely to the extent made, directly or indirectly, with the net cash proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;

(v)           (A) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by any Borrower during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries (except to the extent financed with the proceeds of Funded Debt other than the Loans) to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow and (B) to the extent included in determining Consolidated Net Income, the aggregate amount of any income for such period attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments (other than commodity Hedging Agreements);

(vi)          cash payments made by the Lead Borrower or any of its Restricted Subsidiaries during such period (to the extent not deducted in arriving at such Consolidated Net Income) in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Retained Excess Cash Flow Amount;

(vii)         to the extent not deducted in arriving at Consolidated Net Income, fees, expenses and purchase price adjustments paid in cash during such period by the Lead Borrower or any of its Restricted Subsidiaries in connection with the Transaction or, in each case to the extent permitted hereunder, any Investment permitted under Section 6.04, issuance of Equity Interests or issuance of Indebtedness (whether or not consummated) and any Restricted Payment made in cash by the Lead Borrower or any of its Restricted Subsidiaries pursuant to Sections 6.06(a)(ii) and 6.06(a)(iii) to pay any of the foregoing;

(viii)        to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of expenditures actually made in cash from operations by the Lead Borrower or any of its Restricted Subsidiaries during such period (including expenditures for payment of financing fees) to the extent such expenditures are (1) not expensed during such period and (2) made with cash from operations;

(ix)          cash from operations used by the Lead Borrower or any of its Restricted Subsidiaries or committed to be used by the Lead Borrower or any of its Restricted Subsidiaries to consummate a Permitted Acquisition or Investment permitted under Sections 6.04(e), (f), (l) or (n) (if such Permitted Acquisition or Investment has been consummated or committed to during such period prior to the date on which a prepayment of Loans would be required pursuant to Section 2.13(b) with respect to such Excess Cash Flow Payment Period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (ix) with respect to any Excess Cash Flow Payment Period as a result of a Permitted Acquisition or Investment that has been committed to be consummated but not yet actually consummated during such period then (x) such amount shall not be deducted from Excess Cash Flow pursuant to this clause (ix) as a result of such Permitted Acquisition or Investment, as the case may be, being actually consummated in the immediately succeeding Excess Cash Flow Payment Period and (y) such amount shall be added to Excess Cash Flow for the immediately succeeding Excess Cash Flow

Payment Period if the Permitted Acquisition or Investment is not actually consummated during such succeeding period;

(x)           the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(xi)          the amount of cash expenditures in respect of Hedging Agreements during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(xii)         the aggregate principal amount of all mandatory prepayments of Term Loans made during such Excess Cash Flow Payment Period pursuant to Section 2.13(a), or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds resulted in an increase of Consolidated Net Income (and are not in excess of such increase) for such Excess Cash Flow Payment Period; and

(xiii)        the aggregate net amount of any non-cash gains to the extent included in arriving at Consolidated Net Income; minus

(c)           any increase in Net Working Capital during such Excess Cash Flow Payment Period (measured as the excess, if any, of Net Working Capital at the end of such Excess Cash Flow Payment Period minus Net Working Capital at the beginning of such Excess Cash Flow Payment Period) or increases in long term accounts receivable and decreases in the long-term portion of deferred revenue for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Dispositions of property by the Lead Borrower, and its Restricted Subsidiaries during such period), except as a result of the reclassification of items from short term to long term or vice versa; plus

(d)           any decrease in Net Working Capital during such Excess Cash Flow Payment Period (measured as the excess, if any, of Net Working Capital at the beginning of such Excess Cash Flow Payment Period minus Net Working Capital at the end of such Excess Cash Flow Payment Period) or decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period (other than any such decreases or increases, as applicable, arising from acquisitions or Dispositions of property by the Lead Borrower or any of its Restricted Subsidiaries completed during such period), except as a result of the reclassification of items from short term to long term or vice versa.

“Excess Cash Flow Payment Date” shall mean the date occurring on the earlier to occur of (x) the delivery of the financial statements for such fiscal year pursuant to Section 5.04 and (y) 90 days after the end of each fiscal year of the Lead Borrower (commencing with the fiscal year of the Lead Borrower ending December 31, 2014).

“Excess Cash Flow Payment Period” shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

“Excluded Accounts” shall mean, (A) payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts, (D) fiduciary or trust accounts and (E) Immaterial Accounts and, in the case of clauses (A) through (E), the funds or other property held in or maintained in any such account.

“Excluded Property” shall mean, with respect to any Loan Party, (a) (i) any leasehold interest (including any ground lease interest) in real property, (ii) any fee-owned real property with a fair market value not in excess of $3,500,000 and (iii) any fixtures affixed to any real property to the extent (A) such real property has a fair market value below $3,500,000 or (B) a security interest in such fixtures may not be perfected by a UCC financing statement (or equivalent) in the jurisdiction of organization of the applicable Loan Party or the jurisdiction of location of such assets, as applicable, but for greater certainty excluding any fixtures in connection with a mortgage on real property that is not Excluded Property by operation of clause (a)(ii) above, (b) any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, and any of its rights or interest thereunder, if and to the extent that a security interest (i) is prohibited by or in violation of any law, rule or regulation applicable to any Loan Party, except to the extent such prohibition is rendered ineffective under the UCC (or equivalent applicable foreign law), or requires any governmental or third party consent or approval (provided, that such Loan Party has used commercially reasonable efforts (which for the avoidance of doubt shall not include any payment of non-de minimis amounts) to obtain such consent or approval) or (ii) is prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, authorization, contract or agreement; provided, however, that the Collateral shall include (and such security interest shall attach) at such time as the contractual or legal prohibition shall no longer be applicable (provided, that to the extent such prohibition requires any third party consent, such Loan Party has used commercially reasonable efforts (which for the avoidance of doubt shall not include any payment of non-de minimis amounts) to obtain such consent), shall attach to any portion of such lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in (i) or (ii) above (in each case, after giving effect to the applicable anti-assignment provisions of the UCC (or equivalent applicable foreign law); provided, further, that the exclusions referred to in this clause (b) shall not include any proceeds of any such lease, license, franchise, charter, authorization, contract or agreement, (c) motor vehicles and other assets subject to certificates of title, including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, in each case to the extent subject to Federal Aviation Act registration requirements (or equivalent applicable foreign law), and rolling stock, (d) letters of credit and letter of credit rights that do not constitute supporting obligations in respect of other Collateral, except to the extent such letter of credit rights may be perfected by the filing of a UCC financing statement (or equivalent), (e) commercial tort claims with a value not in excess of $2,500,000 in the aggregate, (f) assets, if and to the extent that a security interest in such asset (i) is prohibited by or in violation of any law, rule or regulation applicable to any Loan Party, (ii) requires a consent (provided that any Loan Party has used its commercially reasonable efforts to obtain such consent) of any governmental authority or any third party that has not been obtained, except, in the case of clauses (f)(i) and (f)(ii), to the extent such prohibition or consent is rendered ineffective under the UCC (or equivalent applicable foreign law), or (iii) to the extent a security interest in such assets would result in a material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Lead Borrower, (g) (i) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051 (or comparable applicable foreign law), prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act (or comparable applicable foreign law), to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law  and (ii) any Intellectual Property located or titled outside the U.S. with respect to which any actions in any non-U.S. jurisdiction or under the laws of any non-U.S. jurisdiction is required to create or perfect any security interest in such Intellectual Property, including any Intellectual Property registered in any non-U.S. jurisdiction, and (h) (x) in respect of the Collateral, Equity Interests in excess of 65% of the voting capital stock of any Foreign Subsidiary or CFC Holding Company owned by any Loan Party, (y) Equity Interests in joint ventures or any non-Wholly Owned Subsidiaries to the extent not permitted by the terms of such person’s organizational or joint venture documents existing on the Closing Date or existing at the time of acquisition thereof after the Closing Date, and (z) Equity Interests of Foreign Subsidiaries that are held by a Foreign Subsidiary; (i) perfection by “control” (other than in respect of certificated Collateral pledged pursuant to the Security Agreements or any accounts (other than Excluded Accounts)) with respect to any Collateral (j) FCC (or foreign equivalent) licenses to the extent the pledge thereof is prohibited by the Communications Act or any other Applicable Law (for the avoidance of doubt, this clause (j) does not extend to the proceeds of such FCC (or foreign equivalent) licenses; and (k) Excluded Accounts.  Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Lead Borrower agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral. Notwithstanding anything herein to the contrary the foregoing provisions of this paragraph shall not exclude any rights and remedies incident or appertaining to any FCC (or foreign equivalent) licenses or any rights to receive any and all proceeds derived from, or in connection with, any disposition of all or any portion of such licenses or any television or cable film channel owned by a Borrower or any of its Restricted Subsidiaries.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a wholly owned Subsidiary of a Borrower or a Guarantor, (b) any Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (d) any Subsidiary that is prohibited or restricted by Applicable Law, or by an contractual obligation existing on the of date of acquisition of such Subsidiary (if not entered into in contemplation thereof) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization (provided that the Loan Parties have used commercially reasonable efforts (which for the avoidance of doubt shall not include payment of non-de minimis amounts) to obtain such consent), (e) any Subsidiary that is a not-for-profit organization, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Lead Borrower), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (h) each Immaterial Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income, capital or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by a jurisdiction described in clause (a) above, (c) any withholding tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (other than, for purposes of this clause (c)(i), an assignee pursuant to a request by the Lead Borrower under Section 2.21(a)), (ii) is imposed on amounts payable to such recipient at the time such recipient designates a new lending office or (iii) is attributable to such recipient’s failure to comply with Section 2.20(f) or (g), except, in cases described in clauses (i) and (ii), to the extent that such recipient (or its assignor, if any) was entitled, at the time of such assignment or designation of a new lending office, to receive additional amounts from the applicable Loan Party with respect to such withholding tax pursuant to Section 2.20(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” shall mean the Indebtedness outstanding under (i) the Loan Agreement, dated as of March 31, 2011, by and among InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, as Borrowers, the financial institutions party thereto, as Lenders, The Bank of Nova Scotia and RBC Capital Markets, as Joint Lead Arrangers, Banco Popular de Puerto Rico, as Syndication Agent, and The Bank of Nova Scotia , as Administrative Agent (for the purposes of this definition, with all capitalized terms as defined therein) and, (ii) the Amended and Restated Credit Agreement, dated as of June 17, 2011, by and among Cine Latino, Inc., as the Borrower, the other persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, as Agent, the other financial institutions party thereto, as Lenders, GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner and Royal Bank of Canada, as Syndication Agent (for the purposes of this definition, with all capitalized terms as defined therein).

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Extending Term Loan Lender” shall have the meaning assigned to such term in Section 2.25(a).

“Extension” shall have the meaning assigned to such term in Section 2.25(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.25(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” shall mean the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

“FCC Licenses” shall mean broadcasting and other licenses, authorizations, waivers and permits which are issued from time to time by the FCC to the Lead Borrower or any of its Restricted Subsidiaries in connection with the operation of the Stations.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated July 9, 2013, among the Borrowers, DBSI and the Administrative Agent.

“Fees” shall mean the fees referred to in Section 2.05(a) and the Prepayment Fee.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Lien Net Leverage Ratio” shall mean, on any date, the ratio of (a) an amount equal to the excess of (i) Total Debt that is secured on a first lien basis by a Lien on any asset of the Lead Borrower or any of its Restricted Subsidiaries on such date over (ii) the aggregate amount of unrestricted cash and Cash Equivalents (up to a maximum aggregate amount of $10,000,000) that are included in the consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Fiscal Quarter” shall mean each calendar quarter.

“Fiscal Year” shall mean the fiscal year of the Lead Borrower and its Restricted Subsidiaries ending on December 31.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any material liability by Holdings, the Borrowers or any of their respective Restricted Subsidiaries under applicable law on account of either (i) the complete or partial termination of such Foreign Pension Plan or (ii) the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any material liability by Holdings, the Lead Borrower or any of its Restricted Subsidiaries (including by a Governmental Authority’s imposition on Holdings, the Lead Borrower or any of their respective Restricted Subsidiaries of any fine, excise tax or penalty resulting from any non-compliance with any applicable law.

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.13(e).

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.13(e).

“Foreign Lender” shall mean any Lender that has a Commitment to or holds an Obligation of the Lead Borrower that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pension Plan” shall mean any defined benefit pension plan that is not subject to United States law and under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” of any Person shall mean Indebtedness for borrowed money of such Person that (x) by its terms matures more than one year after the date of its creation or (y) matures within one year from any date of determination but (in the case of this clause (y)) is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Official” shall have the meaning assigned to such term in Section 3.25.

“Governmental Authority” shall mean any federal, state, provincial territorial, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(g).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment of such Indebtedness or other monetary obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” shall mean any of Holdings, each Borrower and the Subsidiary Guarantors; provided that the term “Guarantor” shall mean and include each Borrower solely as it relates to any obligations that are incurred by any other Loan Party as opposed to obligations directly incurred by it.

“Guaranty” shall mean the guaranty made by Holdings, each Borrower, and the Subsidiary Guarantors, substantially in the form of Exhibit E.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedge Termination Value” shall mean, in respect of any one or more Secured Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, excluding spot foreign exchange transactions.

“Hedging Bank” shall mean any Person that is an Agent, a Lender, a Lead Bookrunner or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedging Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Lead Bookrunner or an Affiliate of any of the foregoing.

“Historical Financial Statements” shall mean:

(a)           audited consolidated statements of financial position, operations, shareholders’ equity and comprehensive income and cash flows of Cine Latino, Inc.as of and for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 in each case with an accompanying opinion of McGladrey LLP, independent public accountants; and

(b)           audited consolidated statements of financial position, operations, shareholders’ equity and comprehensive income and cash flows of InterMedia Español Holdings, LLC as of and for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 in each case with an accompanying opinion of McGladrey LLP, independent public accountants.

“Holdings” shall have the meaning assigned to such term in the introductory statement hereto.

“Holdings Specified Expenses” shall mean any charge, tax or expense incurred or accrued by Holdings (or any parent company thereof) during any period to the extent that the Lead Borrower has made a Restricted Payment to Holdings (or any parent company thereof) in respect thereof pursuant to Sections 6.06(a)(ii) and 6.06(a)(iii), in each case, to the extent such change, tax or expense would have reduced Consolidated Net Income had it been made by the Lead Borrower.

“Immaterial Account” shall mean any Deposit Account with an average monthly balance of less than $500,000, provided, that the average monthly balance of all Immaterial Accounts shall not exceed $3,000,000 at any time.

“Immaterial Subsidiary” shall mean, as of any date of determination, any Restricted Subsidiary of the Lead Borrower whose consolidated total assets (as set forth in the most recent consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP)

do not constitute more than 2.5% of the amount set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available; provided that the consolidated total assets (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of the amount set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available.  For the avoidance of doubt, Azteca Acquisition Corporation shall be an Immaterial Subsidiary on the Closing Date.

“Incremental Commitment Requirements” shall mean, with respect to the provision of any Incremental Facility, the satisfaction of each of the following conditions on any such date:  (i) no Default or Event of Default then exists or would result therefrom; provided that in connection with the provision of any Incremental Facility the proceeds of which are to be applied to finance a Permitted Acquisition the only Default or Event of Default required not to exist or result therefrom shall be Sections 7.01(b), (c), (g) or (h); (ii) all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (it being understood that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such earlier date); provided that in connection with the provision of any Incremental Facility the proceeds of which are to be applied to finance a Permitted Acquisition only the Acquisition Representations need be true and correct in all material respects (as qualified in clause (x) and (y) above); (iii) the delivery by the Lead Borrower to the Administrative Agent on or prior to such date of an officer’s certificate executed by a Responsible Officer of the Lead Borrower and (x) certifying as to compliance with preceding clauses (i) and (ii) and, (y) designating as to whether the respective Incremental Facility is to be incurred under clause (a) and/or clause (b), as applicable, of the definition of “Maximum Incremental Amount” and (z) certifying that the full amount of such Incremental Facility (assuming the full utilization of commitments thereunder) may be incurred without violating any Material Indebtedness of Holdings, the Lead Borrower and its Restricted Subsidiaries; (iv) to the extent reasonably requested by the Administrative Agent, the delivery by the Lead Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to Section 4.02(a); and (v) the delivery by the Lead Borrower to the Administrative Agent of such officers’ certificates (including solvency certificates), board of director resolutions, reaffirmation agreements, supplements or amendments to the Security Documents (to the extent applicable) and evidence of good standing as the Administrative Agent shall reasonably request.

“Incremental Facility” shall mean (i) each Incremental Term Loan, (ii) each New Term Loan and (iii) any New Incremental Notes.

“Incremental Term Lender” shall have the meaning assigned to such term in Section 2.22(b).

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Lead Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Borrowing Date” shall mean with respect to each Class of Incremental Term Loans, each date upon which Incremental Term Loans of such Class are incurred pursuant to Section 2.01(b) and as otherwise permitted pursuant to Section 2.22

“Incremental Term Loan Commitment” shall mean, for any Lender, any commitment by such Lender to make Term Loans under any Incremental Term Loan Facility pursuant to Section 2.01(b) as agreed to by such Lender in the respective Incremental Term Loan Assumption Agreement delivered pursuant to Section 2.22.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and, if not paid, after becoming due and payable, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligation of the applicable seller and (iv) any Indebtedness defeased by such Person or by any subsidiary of such Person), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Hedge Termination Value thereof, (k) all obligations of such Person in respect of Disqualified Stock of such Person or any other Person, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.  The amount of Indebtedness of any Person for purposes of clause (f) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Maturity Date” shall mean July 30, 2020.

“Initial Term Loan Commitment” shall mean (a) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loan available for the account of the Lead Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Initial Term Loans.  The aggregate Initial Term Loan Commitment with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $175,000,000.

“Initial Term Loan Facility” shall mean the term loan facility established pursuant to Section 2.01(a).

“Initial Term Loans” shall mean the term loan made, or to be made, to the Borrowers by the Lenders pursuant to Section 2.01(a).

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intellectual Property Security Agreement” shall mean, collectively, each intellectual property security agreement (dated the date hereof) executed by the Loan Parties, substantially in the form of the exhibits to the Security Agreement, together with each other intellectual property security agreement or intellectual property security agreement supplement executed and delivered by a Loan Party pursuant to Section 5.13.

“Intercreditor Agreements” shall mean, collectively, any Pari Passu Intercreditor Agreement (if entered into) and any Junior Lien Intercreditor Agreement (if entered into).

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Term Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6, or if available to all Lenders, 12 months or less than 1 month thereafter, as the Lead

Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of Indebtedness in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but, other than in the case of Section 6.04(q), giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amounts which increase the Available Amount Basket) and “Invested” shall have a corresponding meaning.

“IRS” shall mean the U.S. Internal Revenue Service or any successor agency thereto.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the introductory statement hereto.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean, collectively any Permitted Unsecured Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Ratio Debt, any New Incremental Notes (other than first lien New Incremental Notes), any other Indebtedness that is unsecured, any Subordinated Indebtedness or any Indebtedness incurred pursuant to one or more successive Permitted Refinancings of any of the foregoing; provided that Junior Financing shall not include any intercompany loans.

“Junior Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement among the Administrative Agent and one or more representatives for the holders of Permitted Second Priority Refinancing Debt, in form and substance reasonably satisfactory to the Administrative Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Term Loan, any Other Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Lead Bookrunner” shall have the meaning assigned to such term in the introductory statement hereto.

“Lead Borrower” shall have the meaning assigned to such term in the introductory statement hereto.

“Lender Parties” shall have the meaning assigned to such term in Section 7.02(c).

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Term Loan Assumption Agreement, a New Term Loan Commitment Agreement or a Refinancing Amendment.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the higher of (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or any other person which takes over the administration of that rate) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any other person which takes over the administration of that rate)as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period and (b) solely in respect of Initial Term Loans, 1.25%.

“Lien” shall mean, with respect to any asset, (a) any Mortgage, hypothec, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Fee Letter, the Guaranty, the Security Documents, each Incremental Term Loan Assumption Agreement, each New Term Loan Commitment Agreement, each Refinancing Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing, including any guaranty or guaranty supplement required to be delivered pursuant to Section 5.13.

“Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean the collective reference to the Term Loans.

“London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of Holdings, the Lead Borrower and its Restricted Subsidiaries taken as a whole; (b) a material adverse effect on the ability of any Loan Party to perform its material obligations under any of the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or the enforceability against any Loan Party of any of the Loan Documents to which it is a party.

“Material Domestic Subsidiary” shall mean, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries, other than an Immaterial Subsidiary.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers or any of their respective Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrowers or any of their respective Restricted Subsidiaries in respect of any Hedging Agreement at any time shall be the Hedge Termination Value of such Hedging Agreement at such time.

“Material Lease” shall have the meaning assigned to such term in Section 3.20(b).

“Material Owned Real Property” shall have the meaning assigned to such term in Section 3.20(a).

“Maturity Date” shall mean, with respect to the Initial Term Loans, the Initial Maturity Date; provided that the reference to Maturity Date with respect to (w) Other Term Loans shall be the final maturity date as specified in the applicable Refinancing Amendment, (x) Extended Term Loans shall be the final maturity date as specified in the applicable Extension Offer, (y) Incremental Term Loans shall be the final maturity date as specified in the applicable Incremental Term Loan Assumption Agreement and (z) any New Term Loans shall be the final maturity date as specified in the applicable New Term Loan Commitment Agreement; provided further that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum First Lien Net Leverage Requirement” shall mean, with respect to any request pursuant to Article II for an Incremental Facility, the requirement that, the First Lien Net Leverage Ratio shall be less than or equal to 4.00:1.00, determined on a Pro Forma Basis after giving effect to such increase, New Term Loans or New Incremental Notes and assuming that in each case such Incremental Facility is fully drawn, as of the last day of the Test Period most recently ended for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided that when calculating the First Lien Net Leverage Ratio for purposes of this definition, (x) all Indebtedness incurred pursuant to Sections 2.22, 2.23 and 2.24 and any refinancing thereof (pursuant to Section 2.26, any Credit Agreement Refinancing Indebtedness, any Permitted Refinancing of any other refinancings and successive refinancings thereof) (in each case, whether or not such Indebtedness is unsecured) shall be deemed to constitute Total Debt that is secured by a first ranking Lien on the assets of the Lead Borrower or any of its Restricted Subsidiaries, and (y) the cash proceeds of any such Incremental Facility shall not be included in the amount of unrestricted cash and Cash Equivalents to be netted in calculating such ratio.

“Maximum Incremental Amount” shall mean, at any date of determination, the sum of (a)(i) $20,000,000 minus (ii) the sum of (A) the aggregate principal amount of Incremental Term Loans made pursuant to Section 2.22, prior to such date in reliance on clause (a)(i) plus (B) the aggregate principal amount of New Term Loans made pursuant to Section 2.23 prior to such date in reliance on clause (a)(i) plus (C) the aggregate principal amount of New Incremental Notes issued or incurred pursuant to Section 2.24 prior to such date in reliance on clause (a)(i), provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed $20,000,000, plus (b) an additional amount if, after giving effect to the incurrence of such additional amount, the Maximum First Lien Net Leverage Requirement and the Maximum Total Net Leverage Requirement have been satisfied.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Maximum Total Net Leverage Requirement” shall mean, with respect to any request pursuant to Article II for an Incremental Facility, the requirement that, the Total Net Leverage Ratio shall be less than or equal to 6.00:1.00, determined on a Pro Forma Basis after giving effect to such increase, New Term Loans or New Incremental Notes and assuming that in each case such Incremental Facility is fully drawn as of the last day of the Test Period most recently ended for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided that when calculating the Total Net Leverage Ratio for purposes of this definition, the cash proceeds of any such Incremental Facility shall not be included in the amount of unrestricted cash and Cash Equivalents to be netted in calculating such ratio.

“Minimum Extension Condition” shall have the meaning assigned thereto in Section 2.25(b).

“Minority Investment” shall mean any Person other than a Subsidiary in which the Lead Borrower or any of its Restricted Subsidiaries owns any Equity Interests.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall have the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” shall mean the mortgages, deeds of trust, hypothecs, debentures, assignments of leases and rents, modifications and other security documents delivered pursuant to Sections 5.13 or 5.16.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Lead Borrower or any ERISA Affiliate currently makes or is obligated to make contributions or to which the Lead Borrower or any ERISA Affiliate has made or was obligated, within the preceding five years, to make contributions.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including (x) cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received, (y) in the case of a casualty, insurance proceeds and (z) in the case of a condemnation or similar event, condemnation awards and similar payments), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Lead Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than (x) any such Indebtedness assumed by the purchaser of such asset, (y) Indebtedness under the Loan Documents and (z) any Indebtedness secured by the Collateral on a pari passu or junior basis); provided, however, that, if (A) the Lead Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Lead Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Lead Borrower or its Restricted Subsidiaries within the time period specified in this definition and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used (1) within 365 days following the receipt of such proceeds, at which time such proceeds shall be deemed to be Net Cash Proceeds or (2) if the Lead Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 365 days following the receipt thereof, such 365 days period will be extended with respect to the amount of Net Cash Proceeds so committed until such Net Cash Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days); (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Lead Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Lead Borrower.

“Net Working Capital” shall mean, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“New Incremental Notes” shall have the meaning assigned thereto in Section 2.24(a).

“New Term Loan” shall have the meaning assigned thereto in Section 2.23(a).

“New Term Loan Borrowing Date” shall mean, with respect to each Class of New Term Loans, each date on which New Term Loans of such Class are incurred pursuant to Section 2.01(c) and as otherwise permitted pursuant to Section 2.23.

“New Term Loan Commitment” shall mean, for each Lender, any commitment to make New Term Loans provided by such Lender pursuant to Section 2.23, in such amount as agreed to by such Lender in the respective New Term Loan Commitment Agreement.

“New Term Loan Commitment Agreement” shall mean a New Term Loan Commitment Agreement among the Borrowers, the Administrative Agent and one or more New Term Loan Lenders on the same terms as this Agreement provided that (a) the Effective Yield in respect of such New Term Loans may exceed the then current Effective Yield in respect of the Initial Term Loans, (b) the Maturity Date of such New Term Loans may be later than (but not earlier) than the Latest Maturity Date, (c) such New Term Loans may not have a shorter Weighted Average Life to the then outstanding Initial Term Loans, (d) such New Term Loan Lenders may agree less favorable treatment with respect to mandatory prepayment provisions than those under the Initial Term Loans and (e) any other departures from the terms of this Agreement shall be reasonably satisfactory to the Administrative Agent.

“New Term Loan Facility” shall mean any term loan facility established pursuant to Section 2.23.

“New Term Loan Lender” shall have the meaning assigned thereto in Section 2.23(b).

“Obligations” shall mean all obligations of any of the Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any post-petition interest (as defined in the Security

Agreement) on the Loans and any other loans outstanding under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under the Loan Documents, (iii) obligations of any Loan Party arising under any Secured Hedging Agreement (excluding any Excluded Swap Obligations) and (iv) Cash Management Obligations.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Officer’s Certificate” shall mean a certificate of the chief financial officer or the treasurer of the Lead Borrower substantially in the form attached as Exhibit H or such other form as shall be approved by the Administrative Agent.

“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(a).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loan Borrowing Date” shall mean, with respect to each Class of Other Term Loans, each date on which Other Term Loans of such Class are incurred pursuant to Section 2.01(d) and as otherwise permitted pursuant to Section 2.26.

“Other Term Loan Commitments” shall mean one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Parent” shall mean Hemisphere Media Group, Inc.

“Pari Passu Intercreditor Agreement” shall mean a “pari passu” intercreditor agreement among the Administrative Agent and one or more representatives for the holders of Permitted First Priority Refinancing Debt, in form and substance reasonably satisfactory to the Administrative Agent.

“Participant Registrar” shall have the meaning assigned to such term in Section 9.04(c).

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the perfection certificate substantially in the form of Exhibit II to the Security Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(f).

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property located in the United States, such exceptions to title as are set forth in any Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion or, with respect to any Mortgaged Property located in any jurisdiction other than then United States, the equivalent exceptions (if any) that apply under any applicable Law.

“Permitted Equity Issuance” shall mean any sale or issuance of any Qualified Capital Stock of the Lead Borrower or any direct or indirect parent of the Lead Borrower, in each case to the extent permitted hereunder.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Lead Borrower in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Lead Borrower or any of its Restricted Subsidiaries other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (c) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (d) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to a Pari Passu Intercreditor Agreement, and (e) such Indebtedness has covenants and default and remedy provisions that in the good faith determination of the Lead Borrower are no more restrictive taken as a whole, than those set forth in this Agreement.

“Permitted Investors” shall mean:

(a)           InterMedia Partners VII, L.P., a Delaware limited partnership;

(b)           any Affiliate or Related Party of any Person specified in clause (a), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; and

(c)           any Person both the Equity Interests of such Person and the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (a) and (b).

“Permitted Junior Debt Conditions” shall mean that such applicable debt (a) is not scheduled to mature prior to the date that is 180 days after the then Latest Maturity Date, (b) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of Loan and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries other than Restricted Subsidiaries that are Guarantors and (d) has covenants and default and remedy provisions that are no more restrictive taken as a whole, than those set forth in this Agreement; provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects).

“Permitted Ratio Debt” shall mean Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries; provided that (a) such Indebtedness is either (x) senior unsecured Indebtedness ranking pari passu in right of payment to the Obligations or (y) subordinated in right of payment to the Obligations, (b) such Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) no Default or Event of Default shall then exist or result therefrom, (e) immediately after giving effect thereto and to the use of the proceeds thereof, the Lead Borrower shall be in Pro Forma Compliance with a Total Net Leverage Ratio of 6.00:1.00 as of the most recently ended Test Period for which financial statements have been delivered pursuant to Sections 5.04(a) and 5.04(b), (f) the covenants, events of default, guarantees and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Lead Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (f), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of an objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects)), (g) in respect of which no Restricted Subsidiary of the Lead

Borrower that is not a Guarantor under the Loan Documents is an obligor, (h) if such Indebtedness is subordinated, (x) the subordination provisions shall be reasonably satisfactory to the Administrative Agent and (y) the Term Loan Facilities shall have been, and while the Term Loan Facilities remain outstanding no other Indebtedness is or is permitted to be, designated as “designated senior debt” or its equivalent in respect of such Indebtedness and (i) at least (5) Business Days prior to the incurrence of such Permitted Ratio Debt, the Lead Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower certifying to such officer’s knowledge, compliance with the requirements of this definition, including reasonably detailed calculations required to demonstrate compliance with the Total Net Leverage Ratio required by clause (e) above.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured or (ii) secured by Liens, such modification, refinancing, refunding, replacement, renewal or extension is either (x) unsecured or is not secured by any Liens that do not also secure the Obligations or (y) if secured by Liens that also secure the Obligations, to the extent that such Liens are subordinated to, or (but only if, and to the extent, the Indebtedness being modified, refinanced, refunded, renewed or extended was secured equally and ratably with the Obligations) secured equally and ratably with, Liens securing the Obligations and/or such security interests were subject to (or required at the time such Indebtedness was originally incurred to be subject to) any intercreditor arrangements (including, if applicable, an Intercreditor Agreement) for the benefit of the Lenders, such modification, refinancing, refunding, replacement, renewal or extension is secured and subject to intercreditor arrangements on terms, taken as a whole,  as favorable in all material respects to the Lenders (including as to Collateral) as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, replaced, renewed or extended or otherwise on terms reasonably satisfactory to the Administrative Agent; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended Indebtedness are, (A) either (i) customary for similar debt securities in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants) or (ii) not materially less favorable to the Loan Parties or the Lenders, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), not more restrictive to the Lead Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects); (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension does not add guarantors or other obligors from that which applied to the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (unless such guarantors or obligors are also added to support the Obligations); and (g) at the time thereof, no Event of Default shall have occurred and be continuing.

“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Lead Borrower in the form of one or more series of second lien secured notes or second lien secured loans; provided that (a) such Indebtedness is secured by the Collateral on a second priority basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Lead Borrower or any of its Restricted Subsidiaries other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (c) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to a Junior Lien Intercreditor Agreement,  and (d) such Indebtedness meets the Permitted Junior Debt Conditions.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness  incurred by the Lead Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Junior Debt Conditions.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 5.04.

“PR Mortgage” shall mean that certain Deed of Mortgage Number 6, executed before Notary Public Luis Morales-Steinmann on March 30, 2007 by Televicentro of Puerto Rico, LLC, as the mortgagor, as amended by that certain Deed of Amendment of Mortgage Number 6, executed before Notary Public Gladys O. Fontanez Reyes on June 28, 2011 by and between Televicentro of Puerto Rico, LLC, as the mortgagor, and The Bank of Nova Scotia, as then holder of the PR Mortgage Note.  The PR Mortgage shall constitute a Mortgage pursuant to the terms of this Agreement.

“PR Mortgage Note” shall mean that certain $10,000,000 mortgage note issued by Televicentro of Puerto Rico, LLC on March 30, 2007 and secured by the PR Mortgage.

“PR Mortgage Note Pledge and Security Agreement” shall mean a mortgage note pledge and security agreement executed on the date hereof and through which Televicentro of Puerto Rico, LLC pledges the PR Mortgage Note to the Collateral Agent as collateral guaranteeing the Loans.

“Prepayment Amount” shall have the meaning assigned to such term in Section 2.13(f).

“Prepayment Date” shall have the meaning assigned to such term in Section 2.13(f).

“Prepayment Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Basis” shall mean, with respect to compliance with any test, covenant or calculation of any ratio hereunder, the determination or calculations of such test, covenant or ratio (including in connection with Specified Transaction) in accordance with Section 1.04.

“Pro Forma Compliance” shall mean, with respect to any test, covenant or calculation of any ratio hereunder, compliance on a Pro Forma Basis in accordance with Section 1.04.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Holding Company Indebtedness” shall mean unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date of any Term Loan Facility in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is four (4) years from the date of the issuance or incurrence thereof and (2) the date that is 91 days after the Latest Maturity Date of any Term Loan Facility in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that the Lead Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of the Credit Agreement Refinancing Indebtedness in this Section 1.01.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(e).

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower executed by each of (a) the Borrowers and Holdings, (b) the Administrative Agent, and (c) each additional Lender and existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.25.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(e).

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with the incurrence by the Borrowers or any of their respective Restricted Subsidiaries of any new or replacement tranche of term loans with an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the LIBO Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans; provided that it shall not constitute a Repricing Transaction if the applicable replacement indebtedness is incurred or the applicable amendment is effected in connection with a Change in Control.

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided, however, that any Loans or Commitments held by Holdings or the Affiliated Lenders in their capacity as Lenders shall be disregarded in the determination of the Required Lenders at any time.

“Responsible Officer” of any Person shall mean any executive officer, authorized person or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of Holdings, the Borrowers or any of their respective Restricted Subsidiaries, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrowers or any of their respective Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrowers or any Restricted Subsidiary of the Lead Borrower.

“Restricted Subsidiary” shall mean, with respect to any Person, any subsidiary of that Person other than an Unrestricted Subsidiary.

“Returns” shall have the meaning assigned to such term in Section 3.14.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctions Laws and Regulations” shall mean (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended)  or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union or the United Kingdom that apply to the Borrowers or the Restricted Subsidiaries.

“Scheduled Extended Term Loan Repayment” shall have the meaning assigned to such term in Section 2.11(a)(iii).

“Scheduled New Term Loan Repayment” shall have the meaning assigned to such term in Section 2.11(a)(ii).

“Scheduled Other Term Loan Repayment” shall have the meaning assigned to such term in Section 2.11(a)(iv).

“SEC” shall mean the Securities and Exchange Commission, and any successor agency thereto.

“Secured Hedging Agreement” shall mean any Hedging Agreement permitted under Section 6.01(j) that is entered into by and between any Loan Party and any Hedging Bank, except for any such Hedging Agreement designated by the Lead Borrower in writing to the Administrative Agent as an “unsecured hedging agreement” as of the Closing Date or, if later, as of the time of entering into such Hedging Agreement; provided that for purposes of Section 7.02, any obligations outstanding under Secured Hedging Agreements shall be valued in accordance with the definition of Hedge Termination Value and further provided that that for the purposes of the Loan Documents in no circumstances shall any Excluded Swap Obligations constitute Obligations with respect to any Secured Hedge Agreement.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Hedging Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.01.

“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and, in each case, the rules and regulations of the SEC promulgated thereunder, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date under this Agreement.

“Security Agreement” shall mean, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit D, together with each security agreement supplement executed and delivered pursuant to Section 5.10.

“Security Documents” shall mean the Mortgages, the Security Agreement, the Affiliate Subordination Agreement, the PR Mortgage, the PR Mortgage Note, the PR Mortgage Note Pledge and Security Agreement and corresponding financing statements, any Pari Passu Intercreditor Agreement (if entered into), any Junior Lien Intercreditor Agreement (if entered into) and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.13.

“Solvency Certificate” shall mean a certificate of the chief financial officer of Holdings substantially in the form attached as Exhibit I or such other form as shall be reasonably satisfactory to the Administrative Agent.

“Specified Acquired Collateral” shall have the meaning assigned to such term in Section 6.04(f).

“Specified Disposition” shall mean any Disposition which generates net cash proceeds of at least $1,000,000.

“Specified Transactions” shall mean any incurrence or repayment of Indebtedness (other than for working capital purposes) or Term Loan or Investment that results from a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary (including pursuant to Section 5.15), any Permitted Acquisition, any Specified Disposition, any Investment in excess of $2,000,000 or any Restricted Payment in excess of $2,000,000.

“SPV” shall have the meaning assigned to such term in Section 9.04(g).

“Stations” shall mean all radio and television broadcast stations owned by the Lead Borrower or any of its Restricted Subsidiaries.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean any Indebtedness of the Borrowers or any of their respective Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to the Guaranty; provided that no CFC Holding Company and no Subsidiary that is a CFC shall be a Subsidiary Guarantor.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” shall have the meaning assigned to such term in the introductory statement hereto.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrowers or any of their respective Restricted Subsidiaries is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or other equity-based plan providing for payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Borrowers, the Restricted Subsidiaries or their respective Affiliates (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Televicentro of Puerto Rico, LLC” shall mean a Delaware limited liability company authorized to conduct business in the Commonwealth of Puerto Rico, which is subsidiary of InterMedia Español, Inc., and which will, concurrently with this Agreement, execute the PR Mortgage Note Pledge and Security Agreement and provide to the Collateral Agent, as collateral and guaranty of the Loans a pledge of the PR Mortgage Note.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Facility” shall mean the Initial Term Loan Facility, any New Term Loan Facility, any term loan facility comprised of Incremental Term Loans, any term loan facility comprised of Other Term Loans and any term loan facility comprised of Extended Term Loans (in each case, including any increase thereto pursuant to Section 2.22).

“Term Loan Lender” shall have the meaning assigned to such term in Section 2.02(a).

“Term Loan Percentage” shall mean, (x) as to any Lender, after the applicable Term Loans are made, the ratio of (a) the outstanding principal balance of such Term Loan or Term Loans of such Lender to (b) the aggregate outstanding principal balance of all such Term Loans of all Lenders and (y) as to a Class of Term Loans, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Class at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Classes at such time.

“Term Loan Repayment Dates” shall have the meaning assigned to such term in Section 2.11(a).

“Term Loans” shall mean the Initial Term Loans, any Incremental Term Loans, any New Term Loans, any Other Term Loans, and any Extended Term Loans.

“Term Note” shall have the meaning assigned to such term in Section 2.04(e).

“Test Period” shall mean each period of four (4) consecutive Fiscal Quarters of the Lead Borrower then last ended, in each case taken as one accounting period; provided that in the case of any Test Period which includes any Fiscal Quarter ended on or prior to March 31, 2013, the rules set forth in the immediately succeeding sentence shall apply; provided further, that in the case of determinations of the First Lien Net Leverage Ratio and the Total Net Leverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in Section 1.04 contained herein shall be made to the extent applicable.  If the respective Test Period (i) includes the Fiscal Quarter of the Lead Borrower ended June 30, 2012, Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $9,900,000, (ii) includes the Fiscal Quarter of the Lead Borrower ended September 30, 2012, Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $8,700,000, (iii) includes the Fiscal Quarter of the Lead Borrower ended December 31, 2012, Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $13,800,000 and (iv) includes the Fiscal Quarter of the Lead Borrower ended March 31, 2013, Consolidated EBITDA for such Fiscal Quarter shall be deemed to be $8,500,000; provided that further adjustments may be made on Pro Forma Basis to the amounts specified above to the extent provided herein.

“Total Debt” shall mean, at any time, the total Indebtedness of the Lead Borrower and its Restricted Subsidiaries at such time (excluding (1) Indebtedness of the type described in clause (i), clause (j), clause (k), clause (l) and clause (m) of the definition of such term, except, in the case of such clause (j), to the extent any Hedging Agreement has been terminated and the obligations thereunder have not been settled, in the case of such clause (k), to the extent the specified payment obligations in respect of such Equity Interests are then due and payable and, in the case of such clauses (l) and clause (m), to the extent of any unreimbursed drawings thereunder and (2) Guarantees if the guaranteed Indebtedness is already included).

“Total Net Leverage Ratio” shall mean, on any date, the ratio of (a) an amount equal to the excess of (i) Total Debt on such date over (ii) the aggregate amount of unrestricted cash and Cash Equivalents (up to a maximum aggregate amount of $10,000,000) that are included in the consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Transaction Expenses” shall mean fees and expenses payable or otherwise borne by the Lead Borrower and its Restricted Subsidiaries in connection with the Transactions and incurred before, or on or about, the Closing Date, including the costs of legal and financial advisors to the Lead Borrower and the agents or trustees under this Agreement and prepayment fees and penalties in connection with the prepayment of the Existing Indebtedness on or about the Closing Date.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Term Loans, (b) the repayment of the Existing Indebtedness and the termination of any Liens in respect of the Existing Indebtedness and (c) the payment of the Transaction Expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate, as applicable.

“UCC” shall mean the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended or modified from time to time.

“United States Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(f)(II)(iii).

“Unrestricted Subsidiary” shall mean any Subsidiary of the Lead Borrower (other than WAPA PR) that is acquired or created after the Closing Date designated by the Lead Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent in accordance with Section 5.15.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Warrants” shall mean the issued and outstanding warrants as of the Closing Date to purchase Class A common stock of the Parent.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by (b) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or an ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02          Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or any other document evidencing Indebtedness permitted hereunder shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the terms of this Agreement and the other Loan Documents.

Section 1.03          Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.04(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 9.22).  Notwithstanding any other provision contained herein, (x) any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in or application of GAAP after the date hereof, and (y) for purposes of determining compliance with any covenant (including the computation of any financial ratio) contained herein, Indebtedness of the Lead Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.04          Pro Forma Calculations.  (a)  Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.04; provided that, notwithstanding anything to the contrary in clause (b), (c) or (d) of this Section 1.04, when calculating the First Lien Net Leverage Ratio for purposes of the Applicable Excess Cash Flow Percentage the events described in this Section 1.04 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)           For purposes of calculating the First Lien Net Leverage Ratio and the Total Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Lead Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.04, then the First Lien Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.04.

(c)           Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Lead Borrower in accordance with the terms of this Agreement.

(d)           In the event that the Lead Borrower or any Restricted Subsidiary of the Lead Borrower incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio and the Total Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period and (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the First Lien Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Section 1.05          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “New Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar New Term Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.06          Currency Equivalents Generally.  Unless otherwise set forth herein, any amount specified in this agreement in Dollars shall include the Equivalent in Dollars of such amount in any foreign currency and if any amount described in this Agreement is comprised of amounts in Dollars and amounts in one or more foreign currencies, the Equivalent in Dollars of such foreign currency amounts shall be used to determine the total.  For purposes of this Section 1.06, “Equivalent” in Dollars of any foreign currency on any date means the equivalent in Dollars of such foreign currency by using the applicable spot rate set forth on the Bloomberg Cross Currency Rates Page for such currency.

Section 1.07          Rounding.  Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.08          References to Laws. Unless otherwise expressly provided herein, references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.09          Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.10          Covenant Compliance Generally.  For purposes of determining compliance under Article VI, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of Parent and its Subsidiaries or Holdings and its Subsidiaries, as applicable, delivered pursuant to Section 5.04(a) or (b), as applicable.  Notwithstanding the foregoing, for purposes of determining compliance with any limitations or thresholds set forth in Dollars in Article VI, with respect to any amount in a currency other than Dollars, no breach of any basket contained in such Article shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such amount is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Article, including with respect to determining whether any amount may be incurred at any time under such Article.  If any of the baskets set forth in Article VI of this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed Fiscal Quarter after the last time such baskets were calculated for any purpose under Article VI, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.11          Available Amount Transactions.  If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount Basket immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.12          Interest Rate Calculations.  All computations of interest and other fees hereunder shall be made on the basis of a 360-day year (except for interest calculated by reference to the Prime Rate, which shall be based on a year of 365 or 366 days, as applicable) and for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

ARTICLE II

Term Loan Facilities

Section 2.01          Commitments.  (a)  Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with an Initial Term Loan Commitment agrees, severally and not jointly, to make an Initial Term Loan to the Borrowers on the Closing Date in a principal amount not to exceed its Initial Term Loan Commitment.  Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.

(b)           Subject to the terms and conditions of this Agreement, each Lender having an Incremental Term Loan Commitment under a class pursuant to Section 2.22 severally and not jointly, agrees subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

(c)           Subject to the terms and conditions of this Agreement, each New Term Loan Lender with a New Term Loan Commitment for a given Class of New Term Loans pursuant to Section 2.23 severally and not jointly agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable New Term Loan Commitment Agreement, to make New Term Loans to the Borrowers, which New Term Loans shall not exceed for any such New Term Loan Lender at the time of any incurrence thereof, the New Term Loan Commitment of such New Term Loan Lender for such Class on the respective New Term Loan Borrowing Date.  Amounts paid or prepaid in respect of New Term Loans may not be reborrowed.

(d)           Subject to the terms and conditions of this Agreement, each Term Loan Lender with an Other Term Loan Commitment for a given Class of Other Term Loans severally agrees to make Other Term Loans to the Borrowers, which Other Term Loans shall not exceed for any such Term Loan Lender at the time of any incurrence thereof, the Other Term Loan Commitment of such Term Loan Lender for such Class on the respective Other Term Loan Borrowing Date. Amounts paid or prepaid in respect of Other Term Loans may not be reborrowed.

Section 2.02          Term Loans.  (a)  Each Term Loan shall be made as part of a Borrowing consisting of such Term Loans made by the applicable Lenders (each, a “Term Loan Lender”) ratably in accordance with their applicable Commitments, respectively; provided, however, that the failure of any Lender to make a Term Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make a Term Loan required to be made by such other Lender).  The Term Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000, or (ii) equal to the remaining available balance of the applicable Commitments.

(b)           Subject to Sections 2.08 and 2.15 each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Lead Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Term Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Lead Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 8 Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)           Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Lead Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the applicable Borrower, a rate per annum equal to the interest rate applicable at the time to the Term Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Term Loan as part of such Borrowing for purposes of this Agreement.

Section 2.03          Borrowing Procedure.  In order to request a Borrowing, the Lead Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days

(or, in the case of a Borrowing on the Closing Date, on the Business Day of such Borrowing) before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information:  (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; provided that, with respect to any Borrowing on the Closing Date, the Lead Borrower shall not be permitted to request a Eurodollar Borrowing with an Interest Period in excess of one month (unless otherwise agreed to by the Administrative Agent in its sole discretion); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Lead Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04          Evidence of Debt; Repayment of Loans.  (a) The Borrowers hereby unconditionally promise to pay, on a joint and several basis to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender made available to them as provided in Section 2.11.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Lead Borrower to such Lender resulting from each Loan made by such Lender from time to time to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Lead Borrower to repay the Term Loans made available to them in accordance with their terms.

(e)           Any Lender may request that Term Loans made by it hereunder be evidenced by a promissory note (each such note, a “Term Note”).  In such event, the applicable Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Lead Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05          Fees.  (a)  The Lead Borrower shall pay, or shall cause WAPA PR to pay (i) to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein, (ii) to the Collateral Agent, for its own account, such fees as have been separately agreed in writing in the amounts and at the times so specified and (iii) to the Administrative Agent for the account of the relevant Lenders such fees as shall have been separately agreed between the Borrowers and the Joint Lead Arrangers in respect of this Agreement in the amounts and at the times so agreed.

(b)           In the event that the Term Loans are prepaid in whole or in part pursuant to Section 2.12(a) or Section 2.13(c), or in the event of an assignment of Term Loans pursuant to Section 2.21(a)(iv), in each case, in connection with a Repricing Transaction on or prior to the one year anniversary of the Closing Date, the applicable Borrower shall pay to the relevant Lenders a prepayment fee (the “Prepayment Fee”) equal to 1.00% of the principal amount so prepaid or assigned.

(c)           All such Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent or the Collateral Agent, as the case may be.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06          Interest on Loans.

(a)           Subject to the provisions of Section 2.07, the Initial Term Loans of any Class comprising any ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the relevant Applicable Margin.

(b)           Subject to the provisions of Section 2.07, the Initial Term Loans comprising any Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Interest on each Term Loan shall be payable on the Interest Payment Dates applicable to such Term Loan except as otherwise provided in this Agreement.  The applicable Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, and the Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07          Default Interest.  If any Borrower shall default in the payment of any principal of or interest on any Term Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan under this Agreement shall automatically (without the need of any vote by the Required Lenders) bear interest (after as well as before judgment) at a rate per annum equal to the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and all other overdue amounts payable hereunder and under any other Loan Document shall bear interest at a rate per annum equal to the rate which is 2.00% in excess of the rate applicable to Loans that are maintained as ABR Loans from time to time. All accrued and unpaid interest under this Section 2.07 shall be due and payable on demand of the Administrative Agent.  Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief or remedy under any applicable Debtor Relief Laws.

Section 2.08          Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits, in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits, as applicable, are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining the applicable Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Lead Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Lead Borrower (on behalf of itself or WAPA PR) for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09          Termination of Initial Term Loan Commitments.  The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

Section 2.10          Conversion and Continuation of Borrowings.  Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(a)           each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(b)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(c)           each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

(d)           the converted or continued Borrowing shall be made in the same currency as the Borrowing being converted or continued;

(e)           if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to Section 2.16;

(f)            any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(g)           any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(h)           no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Term Loan Repayment Date, the date of a Scheduled New Term Loan Repayment, the date of a Scheduled Extended Term Loan Repayment or the date of a Scheduled Other Term Loan Repayment, as the case may be, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Initial Term Loans, Other Term Loans or New Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date,  date of a Scheduled New Term Loan Repayment, date of a Scheduled Extended Term Loan Repayment or date of a Scheduled Other Term Loan Repayment, as the case may be, and (B) the ABR Borrowings comprised of Initial Term Loans, Other Term Loans or New Term Loans, as applicable, would not be at least equal to the principal amount of ABR Borrowings to be paid on such Term Loan Repayment Date, date of a Scheduled New Term Loan Repayment, date of a Scheduled Extended Term Loan Repayment or date of a Scheduled Other Term Loan Repayment as the case may be; and

(i)            upon notice to the Lead Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Term Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), (iv) the currency of the continued or converted Borrowing (which shall be the same currency as the Borrowing being continued or converted) and (v) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

Section 2.11          Repayment of Term Borrowings.  (a) (i) The Lead Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Term Loan Repayment Date”), a principal amount of the Initial Term Loans incurred by it (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Term Loan Repayment Date	Amount

September 30, 2013	$437,500

December 31, 2013	$437,500

March 31, 2014	$437,500

June 30, 2014	$437,500

September 30, 2014	$437,500

December 31, 2014	$437,500

March 31, 2015	$437,500

June 30, 2015	$437,500

September 30, 2015	$437,500

December 31, 2015	$437,500

March 31, 2016	$437,500

June 30, 2016	$437,500

September 30, 2016	$437,500

December 31, 2016	$437,500

March 31, 2017	$437,500

June 30, 2017	$437,500

September 30, 2017	$437,500

December 31, 2017	$437,500

March 31, 2018	$437,500

June 30, 2018	$437,500

September 30, 2018	$437,500

December 31, 2018	$437,500

March 31, 2019	$437,500

June 30, 2019	$437,500

September 30, 2019	$437,500

December 31, 2019	$437,500

March 31, 2020	$437,500

June 30, 2020	$437,500

Initial Maturity Date	$162,750,000

(ii)           The applicable Borrower shall make scheduled quarterly installments with respect to the aggregate outstanding principal amount of each New Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.23 (each such repayment, as the same may be adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) or 2.22, a “Scheduled New Term Loan Repayment”).

(iii)          The applicable Borrower shall make scheduled quarterly installments with respect to the aggregate outstanding principal amount of each Extended Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.25 (each such repayment, as the same may be adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) or 2.22, a “Scheduled Extended Term Loan Repayment”).

(iv)          The applicable Borrower shall make scheduled quarterly installments with respect to the aggregate outstanding principal amount of each Other Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.26 (each such repayment, as the same may be adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) or 2.22, a “Scheduled Other Term Loan Repayment”).

(b)           To the extent not previously paid, the Initial Term Loans, Incremental Term Loans, New Term Loans, Extended Term Loans and Other Term Loans shall be due and payable together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment on the applicable Maturity Date.

(c)           All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

Section 2.12          Voluntary Prepayment.  (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(b)           Voluntary prepayments of Loans shall be applied (x) among each Class of Term Loans on a pro rata basis, with each Class of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment and (y) to the outstanding principal amounts due on a Term Loan Repayment Date of each such Class of Term Loans as directed by the Borrower (or in the absence of direction, in direct order of maturity).

(c)           Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the applicable Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.12 shall be subject to Section 2.05(b) and Section 2.16 but otherwise without premium or penalty.  All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.13          Mandatory Prepayments.  (a)  Subject to Section 2.13(g), not later than the tenth Business Day following the receipt of Net Cash Proceeds by Holdings or any of its Restricted Subsidiaries in respect of (A) one or more Asset Sales in an aggregate amount in excess of $2,500,000 per annum (other than any Disposition of any property or assets permitted by Section 6.05 (except Section 6.05(b)(xi) and (b)(xvii))) or (B) one or more Casualty Events in an aggregate amount in excess of $2,500,000 per annum, the Lead Borrower shall apply the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(d); provided that if at the time any such prepayment would be required with any Net Cash Proceeds pursuant to this clause (a), the Lead Borrower is required to offer to repurchase the Permitted First Priority Refinancing Debt or any New Incremental Notes that are secured on a pari passu basis with the Obligations (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with such Net Cash Proceeds in respect of any such Asset Sale or any such Casualty Event (such Indebtedness (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Lead Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, further that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this clause (a) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans pursuant to this clause (a).  Notwithstanding the foregoing, the amount of Net Cash Proceeds from any Asset Sale or Casualty Event required to be (x) reinvested in assets (other than working capital assets) used or useful in the business of the Lead Borrower and its Restricted Subsidiaries or (y) applied to repay outstanding Loans, in each case as provided in this Section 2.13(a), shall be reduced on a dollar-for-dollar basis by the amount of any investment (not funded with Net Cash Proceeds from any other Asset Sale or Casualty Event that previously reduced a Loan Party’s or its Restricted Subsidiary’s obligation to repay Loans pursuant to this Section 2.13(a)) made by the Lead Borrower or any of its Restricted Subsidiaries in assets (other than working capital assets) used or useful in the business of the Lead Borrower and its Restricted Subsidiaries (including pursuant to a Permitted Acquisition (including a Permitted Acquisition of the equity interests in another Person)) within 90 days prior to the receipt of such Net Cash Proceeds.

(b)           On each Excess Cash Flow Payment Date, the Lead Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (d) below in an amount equal to the remainder (if positive) of (A) the Applicable Excess Cash Flow Percentage of Excess Cash Flow, if any, for such Excess Cash Flow Payment Period minus (B) the aggregate amount of voluntary prepayments of any Term Loan during such Excess Cash Flow Payment Period, in each case, solely to the extent that such prepayments were made in accordance with Section 2.12 and were not funded with the incurrence of any Funded Debt (other than revolving Funded Debt).

(c)           In the event that any Loan Party or any Restricted Subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any Restricted Subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01 (other than any Credit Agreement Refinancing Indebtedness)), the Lead Borrower shall, substantially simultaneously with (and in any event not later than the tenth Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(d).

(d)           Mandatory prepayments of outstanding Loans under this Agreement shall be allocated (other than Net Cash Proceeds of any Credit Agreement Refinancing Indebtedness incurred pursuant to Section 2.25, which may, at the election of the Lead Borrower, be applied on a pro rata basis to any Class of outstanding Term Loans in respect of which such Indebtedness constitutes Credit Agreement Refinancing Indebtedness as directed by the Lead Borrower) by the Lead Borrower among each Class of outstanding Term Loans on a pro rata basis, with each Class to be allocated its Term Loan Percentage of the amount of the respective repayment and applied against the remaining scheduled installments of principal due in respect of the Term Loans to the outstanding principal amounts due under Sections 2.11(a)(i), (ii), (iii) and (iv) respectively as directed by the Lead Borrower (or in the absence of direction, in direct order of maturity),  except to the extent the terms of any Incremental Term Loans, Other Term Loans, New Term Loans or Extended Term Loans provide for a less favorable treatment of any Incremental Term Loans, Other Term Loans, New Term Loans or Extended Term Loans with respect to any such mandatory prepayments.

(e)           Notwithstanding any other provisions of this Section 2.13, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.13(a), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.13(b) are or is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.13 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Lead Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.13 to the extent provided herein and (B) to the extent that the Lead Borrower has determined in good faith that repatriation of any of or all the Net Cash

Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.13 (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the applicable Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the applicable Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(f)            The applicable Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Lead Borrower setting forth in reasonable detail the calculation of the amount of such prepayment (the “Prepayment Amount”) and (ii) at least seven Business Days’ prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date (the “Prepayment Date”), the Type and Class of each Term Loan being prepaid and the principal amount of each Term Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16 and Section 2.05(b), if applicable, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(g)           Notwithstanding any other provisions of this Section 2.13, any Lender may (but solely to the extent the Lead Borrower elects for this clause (g) to be applicable to a given Prepayment Amount payable pursuant to Section 2.13(a)) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  If any Lender does not give a notice to the Administrative Agent on or prior to such tenth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment.  On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent ratably to prepay Term Loans owing to Lenders (other than Declining Lenders) in the manner described in Section 2.13(a) for such prepayment.  Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the Borrowers (such amounts, “Declined Amounts”).

Section 2.14          Reserve Requirements; Change in Circumstances.  (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose,

modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the applicable Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)           Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period.  The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 2.15          Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Type of Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Type of Eurodollar Loan, then, by written notice to the Lead Borrower and to the Administrative Agent:

(i)            such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into such Type of Eurodollar Loans, whereupon any request for such Type of a Eurodollar Borrowing (or to convert an ABR Borrowing to such Type of a Eurodollar Borrowing or to continue such Type of a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert such Type of a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)           such Lender may require that all outstanding Eurodollar Loans of such Type made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans of such Type that would have been made by such Lender or the converted Eurodollar Loans of such Type of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans of such Type.

(b)           For purposes of this Section 2.15, a notice to the Lead Borrower by any Lender shall be effective as to each Eurodollar Loan of such Type made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the applicable Borrower.

Section 2.16          Breakage.  Each Borrower shall indemnify each Lender against any loss (other than any lost profit or margin) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of a Borrowing Request to make such Term Loan or conversion notice to convert such Term Loan shall have been given by the Lead Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Term Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.

Section 2.17          Pro Rata Treatment.  Subject to Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing made by or on behalf of a Borrower, each payment of interest on the Loans made by or on behalf of a Borrower, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the applicable Lenders or such Class in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.18          Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Lead Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Laws or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of its Loans of a Class to a Borrower shall be proportionately less than the unpaid principal portion of the Loans of that Class to such Borrower of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each applicable Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans then outstanding as the principal amount of such Loans and participations in such Loans held by the Lender prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all such Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by a Borrower to a Lender in its capacity as such pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.  Each Borrower and Holdings expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the applicable Borrower in the amount of such participation.

Section 2.19                             Payments.  (a)  Each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available funds payable in Dollars without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at the Payment Office.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)                                 Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

Section 2.20                             Taxes.  (a)  Any and all payments by or on account of any obligation of each Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable law; provided that, if a Borrower or any other Loan Party shall be required by applicable law to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Loan Party shall make such deductions and (iii) such Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, each Borrower (as applicable) shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or in the case of the Lead Borrower, any other Loan Party, hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d)                                 Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any

Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)                                  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   (I) Except with respect to such documents set forth in Section 2.20(g) below, any Lender that is entitled to an exemption from or reduction of any withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Lead Borrower as will permit such payments to be made without withholding or at a reduced rate.  Such Lender shall promptly notify the Lead Borrower at any time it determines that it is no longer in a position to provide any previously delivered documentation to the Lead Borrower.  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(II) and 2.20(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(II)                              Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Lead Borrower, Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (i) if such Foreign Lender shall determine that any applicable form or certification has expired or will then expire or has or will then become obsolete or incorrect or that an event has occurred that requires or will then require a change in the most recent form or certification previously delivered by it to the Lead Borrower and the Administrative Agent and (ii) upon the request of the Lead Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii)                                  duly completed copies of IRS Form W-8ECI;

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code:  (x) a certificate substantially in the form of Exhibit J (any such certificate, a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not:  (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN;

(iv)                              to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), duly completed copies of IRS Form W-8IMY accompanied by duly completed IRS Form W-8ECI, IRS Form W-8-BEN, a United States Tax Compliance Certificate, IRS Form W-9 and/or other required documentation from each beneficial owner, as applicable; or

(v)                                 any other form prescribed by applicable law as a basis for claiming exemption from or a reduction of United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(g)                                  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for each Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)                                 If a Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower or other Loan Party has paid additional amounts pursuant to this Section 2.20, it shall pay over the amount of such refund to such Borrower or other Loan Party, as applicable (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes, as the case may be, giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that such Borrower or other Loan Party, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower or other Loan Party (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the Lender or Administrative Agent be required to pay any amount  pursuant to this paragraph (h) the payment of which would place the Lender or Administrative Agent in a less favorable net after-Tax position than such Lender or Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require such Lender or the Administrative Agent to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

Section 2.21                             Assignment of Commitments under Certain Circumstances; Duty to Mitigate.  (a)  In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Lead Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Lead Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Term Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Lead Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Lead Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.05(b), 2.14, 2.16 and 2.20); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)                                 If (i) any Lender shall request compensation under Section 2.14 or Section 2.20 or (ii) any Lender delivers a notice described in Section 2.15, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Lead Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or Section 2.20 or enable it to withdraw its notice pursuant to Section 2.15, as the case may be, in the future.  Each Borrower hereby agrees to pay or cause to be paid all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22                             Incremental Term Loans.  (a)  The Lead Borrower may, by written notice to the Administrative Agent from time to time, request that one or more Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and/or one or more other Persons which are Eligible Assignees and which will become Lenders, provide, after the Closing Date, an increase in any existing Class of Term Loans (except as otherwise provided in this Section 2.22, which shall be on the same terms as, and become a part of, the applicable Class of Term Loans hereunder) and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Assumption Agreement, make Term Loans (“Incremental Term Loans”) of the applicable class pursuant thereto.  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 (or such lesser amount as may be acceptable to the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice); provided that:

(b)                                 no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Lead Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Assumption

Agreement as provided in clause (b) of this Section 2.22, such Lender shall not be obligated to fund any Incremental Term Loans,

(c)                                  any Lender (including any Eligible Assignee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender,

(d)                                 any Affiliated Lender may provide an Incremental Term Loan Commitment; provided, that such Incremental Term Loan Commitment shall be subject to the applicable restrictions in Section 9.04(f);

(e)                                  the aggregate principal amount of all Incremental Term Loans pursuant to this Section 2.22 at any time shall not exceed the Maximum Incremental Amount at such time;

(f)                                   the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Lead Borrower and each such Incremental Term Loan Lender,

(g)                                  the new Incremental Term Loans shall have the same Applicable Margin as the Class of Term Loans to which such Incremental Term Loans are being added,

(h)                                 the new Incremental Term Loans shall have the same repayment dates as then remain with respect to the Class of Term Loans to which such new Incremental Term Loans are being added (with the amount of each repayment of Incremental Term Loans to be made by the Lead Borrower on the repayment dates to be the same (on a proportionate basis) as is theretofore applicable to the Class of Term Loans to which such Incremental Term Loans are being added, thereby increasing the amount of each then remaining repayment of the respective Class of Term Loans proportionately),

(i)                                     the new Incremental Term Loans shall have the same Maturity Date as the Class of Term Loans to which such Incremental Term Loans are being added,

(j)                                    the proceeds of all Incremental Term Loans to be made pursuant to any Incremental Term Loan Commitments shall be used only for the purposes permitted by Section 3.13,

(k)                                 all Incremental Term Loans shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the Security Documents, and guaranteed under the Guaranty, and rank pari passu in right of payment and pari passu in right of security in respect of the Collateral with the Term Loans, and

(l)                                     except as otherwise provided above, such Incremental Term Loans shall have the same terms as the Class of Term Loans to which such Incremental Term Loans are being added.

(m)                             At the time of the provision of the Incremental Term Loan Commitments pursuant to this Section 2.22, the Lead Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender.  Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.22 unless on the date of such effectiveness, all Incremental Commitment Requirements are satisfied.

(n)                                 The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Lead Borrower may revise this Agreement to evidence such amendments.

(o)                                 Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Lead Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis.  This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Borrowing on a pro rata basis.  Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement.  In addition the scheduled amortization payments under Sections 2.11(a)(i), (ii), (iii) and (iv), as applicable, required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders were entitled before such recalculation.

Section 2.23                             New Term Loan Facility.  (a)  The Lead Borrower shall have the right to request (by written notice to the Administrative Agent), at any time after the Closing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders) provide New Term Loan Commitments to the Lead Borrower and, subject to the terms and conditions contained in this Agreement and in the respective New Term Loan Commitment Agreement, make Term Loans (“New Term Loans”) pursuant thereto; it being understood and agreed, however, that:

(b)                                 no Lender shall be obligated to provide a New Term Loan Commitment as a result of any such request by the Lead Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide a New Term Loan Commitment and executed and delivered to the Administrative Agent and the Lead Borrower a New Term Loan Commitment Agreement as provided in clause (b) of this Section 2.23, such Lender shall not be obligated to fund any New Term Loans;

(c)                                  any Lender (including any Eligible Assignees who will become a Lender) may so provide a New Term Loan Commitment without the consent of any other Lender;

(d)                                 any Affiliated Lender may provide a New Term Loan Commitment; provided that such New Term Loan Commitment shall be subject to the applicable restrictions in Section 9.04(f);

(e)                                  each Class of New Term Loan Commitments, and all New Term Loans to be made pursuant thereto, shall be denominated in Dollars;

(f)                                   the amount of each Class of New Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide a New Term Loan Commitment under such Class of New Term Loans (including Eligible Assignees who will become Lenders) of at least $25,000,000 (or such lower amount as may be reasonably acceptable to the Administrative Agent) and in integral multiples of $1,000,000 in excess thereof (or such other integral multiple as may be reasonably acceptable to the Administrative Agent);

(g)                                  the aggregate amount of all New Term Loan Commitments provided pursuant to this Section 2.23 and the aggregate principal amount of all New Term Loans to be made pursuant thereto shall not exceed the Maximum Incremental Amount at such time;

(h)                                 the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each New Term Loan Lender in respect of each New Term Loan Commitment shall be separately agreed to by the Lead Borrower and each such New Term Loan Lender;

(i)                                     each Class of New Term Loans shall (A) have a Maturity Date of no earlier than the day after the Latest Maturity Date of any Class of Term Loans then existing, (B) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for any Class of Term Loans then existing and (C) be subject to the Applicable Margins as are set forth in the New Term Loan Commitment Agreement governing such Class of New Term Loans; provided that, if the Effective Yield for any such Class of New Term Loans, determined as of the initial funding date for such Class of New Term Loans, exceeds the Effective Yield relating to any Class of Term Loans existing immediately prior to the effectiveness of the respective New Term Loan Commitment Agreement by more than 0.50%, then the Effective Yield relating to any such Class of Term Loans thereto incurred shall be adjusted to be equal to the Effective Yield (determined as provided above) relating to such Class of New Term Loans minus 0.50%;

(j)                                    the proceeds of all New Term Loans shall be used only for the purposes permitted by Section 3.13;

(k)                                 each New Term Loan Commitment Agreement shall specifically designate the Class or Classes of the New Term Loan Commitments being provided thereunder (which Class shall be a new Class (i.e., not the same as the Initial Term Loans or any other then existing Class of Term Loans));

(l)                                     all New Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the Security Documents, and guaranteed under the Guaranty, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Guaranty;

(m)                             each Lender (including any Eligible Assignee who will become a Lender) agreeing to provide a New Term Loan Commitment pursuant to a New Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make New Term Loans as specified in such New Term Loan Commitment Agreement and such New Term Loans shall thereafter be deemed to be New Term Loans under such Class for all purposes of this Agreement and the other applicable Loan Documents;

(n)                                 except as otherwise set forth in this Section 2.23(n) or otherwise as shall be reasonably satisfactory to the Administrative Agent and the Borrower, such New Term Loan Facility shall have the same terms as the Initial Term Loan Facility; and

(o)                                 each New Term Loan Facility shall share ratably in any prepayments of Term Loans (unless such New Term Loan Facility agrees to participate on a less than pro rata basis in any voluntary or mandatory prepayments or repayments).

(p)                                 At the time of the provision of New Term Loan Commitments pursuant to this Section 2.23, the Lead Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide a New Term Loan Commitment (each, a “New Term Loan Lender”) shall execute and deliver to the Administrative Agent a New Term Loan Commitment Agreement, with the effectiveness of the New Term Loan Commitment provided therein (and the making of the respective New Term Loans thereunder) to occur on the date set forth in such New Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.23 shall have been satisfied (or waived in writing by the Required Lenders prior to the incurrence of such New Term Loan Commitments), and (z) all other conditions precedent that may be set forth in such New Term Loan Commitment Agreement shall have been satisfied (or waived in writing by the Lenders providing such New Term Loan Commitments).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each New Term Loan Commitment Agreement, and at such time, to the extent requested by any New Term Loan Lender, new Term Notes will be issued, at the Lead Borrower’s expense, to such New Term Loan Lender in conformity with the requirements of this Agreement.

(q)                                 Notwithstanding anything to the contrary contained above in this Section 2.23, the New Term Loan Commitments provided by a New Term Loan Lender or New Term Loan Lenders, as the case may be, pursuant to each New Term Loan Commitment Agreement shall constitute a new Class, which shall be separate and distinct from the existing Classes pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.).

The New Term Loan Commitment Agreement may, with the consent of the Lead Borrower and the Administrative Agent, but without the consent of any other Loan Party or the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.23.

Section 2.24                             New Incremental Notes.  (a)  The Lead Borrower shall have the right, at any time after the Closing Date, upon written notice to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, to issue one or more series of senior secured notes (secured by the Collateral on an equal and ratable basis with the Obligations (or secured by the Collateral on a second lien basis)) or unsecured notes (such notes, collectively, “New Incremental Notes”); it being understood and agreed, however, that:

(b)                                 the aggregate amount of all New Incremental Notes permitted to be issued pursuant to this Section 2.24 shall not exceed the Maximum Incremental Amount at such time;

(c)                                  all Incremental Commitment Requirements must be satisfied on the date of issuance of any New Incremental Notes;

(d)                                 such New Incremental Notes shall (A) have a Maturity Date of no earlier than 91 days after the Latest Maturity Date applicable to any Class of Term Loans then outstanding, (B) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for any Class of Loans then existing, and (C) not be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (1) customary assets sale or change of control provisions or (2) to the extent that prepayments are made, to the extent required under the Loan Documents, first pro rata to any then existing Class of Term Loan and any senior secured first lien New Incremental Notes);

(e)                                  such New Incremental Notes shall rank pari passu in right of payment (subject to the applicable provisions of the intercreditor agreement referred to in clause (f) in the case of secured New Incremental Notes), have the same guarantees as the Term Loan Facilities and, if secured, be secured solely by the Collateral;

(f)                                   any such secured New Incremental Notes shall be issued subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent and;

(g)                                  the terms and conditions of such New Incremental Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance and in any event are not, taken as a whole, more restrictive to the Lead Borrower and its Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants and other provisions applicable only to periods after the Latest Maturity Date of any then existing Term Loan Facility that remains outstanding after giving effect to such refinancing (provided that a certificate of a financial officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such New Incremental Notes, together with a reasonably detailed description of the material terms and conditions of such New Incremental Notes or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this Section 2.24, shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects)).

(h)                                 The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Lead Borrower as may be necessary in order to secure any New Incremental Notes with the Collateral (other than the Canadian Collateral) and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.24.

Section 2.25                             Extensions of Term Loans.  (a)  Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower to all Lenders of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, in each case with a like Maturity Date and on a pro rata basis (based on the aggregate outstanding principal amount of the respective Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be, with a like Maturity Date) and on the same terms to each such Lender, such Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans with a like Maturity Date and otherwise modify the terms of such Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans and/or modifying the amortization schedule in respect of such Lender’s Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans with a like Maturity Date) (each, an “Extension,” and each group of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans as so extended, as well as the original Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans from the tranche of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans with a like Maturity Date from which they were converted), so long as the following terms are satisfied:  (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders; (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the applicable Borrower and the Extending Term Loan Lenders and set forth in the relevant Extension Offer), the Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans of any Term Loan Lender that agrees to an Extension with respect to such Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans with a like Maturity Date (an “Extending Term Loan Lender”) extended pursuant to any Extension (“Extended Term Loans”); (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date hereunder; (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans extended thereby; (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer; (vi) if the aggregate principal amount of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans (calculated on the face amount thereof), as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be, offered to be extended by the applicable Borrower pursuant to such Extension Offer, then the Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer; (vii) all documentation in respect of such Extension shall be consistent with the foregoing; (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the applicable Borrower and (ix) any Extended Term Loans shall be denominated in the same currency as the Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans extended thereby.

(b)                                 With respect to all Extensions consummated by a Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.12 and 2.13 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that such Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in such Borrower’s sole discretion and may be waived by such Borrower) of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on the same terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.18 and 7.02) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25.

(c)                                  No consent of any Lender or the Administrative Agent shall be required to effectuate any Extensions, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be (or a portion thereof).  All Extended Term Loans incurred by the Lead Borrower and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.  Without limiting the foregoing, in connection with any Extension, the Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)                                 In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, rendering timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

(e)                                  In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given tranche of Extended Term Loans to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an election by such Lender to extend all or a portion of its Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be, timely submitted by such Lender in accordance with the procedures set forth in the applicable documentation governing such Extension, then the Administrative Agent, the applicable Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Term Loan Extension Amendment”) within 15 days following the effective date of such Extension, which Corrective Term Loan Extension Amendment shall (i) provide for the conversion and extension of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans, as the case may be, under the applicable tranche of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable tranche of Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans into which such other Initial Term Loans, Incremental Term Loans, New Term Loans or Other Term Loans were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Extended Term Loans to which it was entitled under the terms of such Extension in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the applicable Borrower and such Lender may agree, and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.25.

Section 2.26                             Refinancing Amendments.  (a)  At any time after the Closing Date, the Lead Borrower may obtain, from any Lender or any additional Eligible Assignee, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Initial Term Loans, Incremental Term Loans or New Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Other Term Loan Commitments), in the form of Other Term Loans or Other Term Loan Commitments; provided that such Credit Agreement Refinancing Indebtedness (i) incurred by the Lead Borrower will rank pari passu in right of payment and of security with the other Term Loans hereunder, (ii) will have such pricing, fees, premiums, interest or optional prepayment or redemption terms as may be agreed by the applicable Borrower and the Lenders thereof, (iii) any Credit Agreement Refinancing Indebtedness in the form of Other Term Loans or Other Term Loan Commitments shall share ratably in any prepayments of Initial Term Loans, Incremental Term Loans or New Term Loans, as the case may be (unless the Other Term Loans agree to participate on a less than pro rata basis in any voluntary or mandatory prepayments or repayments) and (iv) will have terms and conditions that are substantially identical to, or (taken as a whole) less favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the applicable Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.26 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans and (y) an integral multiple of $1,000,000 in excess thereof. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent (including amendments to the Mortgages) in order to ensure that the Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(b)                                 The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Loan Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.26.

Section 2.27                             Lead Borrower.  Each Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Loan Documents, including designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender.  The Lead Borrower hereby accepts such appointment.  The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Lead Borrower on behalf of any Borrower.  The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Lead Borrower on behalf of such Borrower.  Each of the Administrative Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Lead Borrower for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower shall be binding upon and enforceable against it.

ARTICLE III

Representations and Warranties

Each of Holdings and each Borrower represents and warrants to the Administrative Agent and each of the Lenders with respect to itself and its Restricted Subsidiaries, that on and as of the Closing Date and as of the date of each Borrowing hereunder (other than a continuation or conversion of a Borrowing), except if such representation or warranty refers to a specific date or period, then as of such date or for such period:

Section 3.01                             Organization; Powers.  Each of Holdings, each Borrower and with respect to each Borrower, each of their respective Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow hereunder.

Section 3.02                             Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrowers or with respect to each Borrower, any of their respective Restricted Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which Holdings, the Borrowers or with respect to each Borrower, any of their Restricted Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, material agreement or other material instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrowers or with respect to each Borrower, any of their respective Restricted Subsidiaries (other than any Lien created under the Security Documents).

Section 3.03                             Enforceability.  This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability.

Section 3.04                             Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements (or equivalent filings) and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) the filing of certain of the Loan Documents with the FCC pursuant to the requirements of the FCC’s rules and regulations.

Section 3.05                             Financial Statements.  The Lead Borrower has heretofore furnished to the Lenders the Historical Financial Statements.  The Historical Financial Statements present fairly the financial condition and results of operations and cash flows of the applicable Loan Parties as of such dates and for such periods.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of such Loan Parties as of the dates thereof.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

Section 3.06                             No Material Adverse Effect.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since April 4, 2013.

Section 3.07                             Title to Properties; Possession Under Leases.  (a)  Each of the Borrowers and their respective Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business in substantially the same manner as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

(b)                                 Each of the Borrowers and their respective Restricted Subsidiaries has complied in all material respects with all material obligations under all Material Leases to which it is a party and all such leases are in full force and effect.  Each of the Borrowers and their respective Restricted Subsidiaries enjoy peaceful and undisturbed possession under all such Material Leases.

(c)                                  As of the Closing Date, neither Borrower has received any notice of, nor has any knowledge of, any pending or contemplated material condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)                                 As of the Closing Date, none of the Borrowers or any of their respective Restricted Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

Section 3.08                             Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries (with an annotation to identify the Immaterial Subsidiaries) and the percentage ownership interest of Holdings or the Borrowers therein.  The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrowers, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and after the Closing Date, Liens permitted under Section 6.02).

Section 3.09                             Litigation; Compliance with Laws.  (a)  Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting the Borrowers or any of their respective Restricted Subsidiaries or any business, property or rights of any such Person (i) that involve any Loan Document or (ii) involve the Transactions or (iii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, in the case of either clause (ii) or (iii), reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 None of the Borrowers or any of their respective Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed.

Section 3.10                             Designation of Indebtedness.  The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions of any subordinated debt documents, if any, of all Indebtedness of the Borrowers and their Subsidiaries.

Section 3.11                             Federal Reserve Regulations.  (a)  None of Holdings, any Borrower or with respect to the Borrowers, any of their respective Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)                                 No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

Section 3.12                             Investment Company Act.  None of Holdings, any Borrower or with respect to the Borrowers, any of their respective Restricted Subsidiaries is or is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.13                             Use of Proceeds.  The Borrowers will (a) use the proceeds of the Initial Term Loans to consummate the Transactions and for working capital needs and general corporate purposes (including Permitted Acquisitions) of the Borrowers and their Subsidiaries, (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement and (c) use the proceeds of New Term Loans only for the purposes specified in the applicable New Term Loan Commitment Agreement.

Section 3.14                             Tax Returns.  Each of Holdings, the Borrowers and with respect to the Borrowers, their respective Restricted Subsidiaries has filed or caused to be filed all material federal, state, local and foreign Tax returns, statements, forms and reports (“Returns”) required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it on such Returns, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the applicable Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

Section 3.15                             No Material Misstatements.  None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrowers represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

Section 3.16                             Employee Benefit Plans.  (a)  Each Plan is in compliance with the applicable provisions of ERISA and the Code except for non-compliances which, in the aggregate, would not have a Material Adverse Effect.  Except as set forth in Schedule 3.16, no ERISA Event has occurred within the past five years or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to have a

Material Adverse Effect.  As of the Closing Date, the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that has or would be expected to have a Material Adverse Effect.

(b)                                 Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except for non-compliances which, in the aggregate, would not have a Material Adverse Effect.  With respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings, the Borrowers or with respect to the Borrowers, their respective Restricted Subsidiaries, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  As of the Closing Date, the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that has or would be expected to have a Material Adverse Effect.

Section 3.17                             Environmental Matters.  (a)  Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers or with respect to the Borrowers, any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)                                 Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.18                             [Reserved].

Section 3.19                             Security Documents.  (a) The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Lien created under the Security Agreement shall constitute a fully perfected and first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person and (ii) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Security Agreement with respect to the Collateral that may be perfected by filing a financing statement and other filings will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than trademarks, patents and copyrights subject to the Intellectual Property Security Agreements), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02 that by operation of law or contract are prior and superior in right to the Liens securing the Obligations.

(b)                                 Upon the recordation of the Intellectual Property Security Agreements (or a short-form security agreement in form and substance reasonably satisfactory to the Lead Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the IP Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, patents, copyrights and related applications of the foregoing acquired by the Loan Parties after the Closing Date).

(c)                                  The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the corresponding recording office, each of the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02 that by operation of law or contract are prior and superior in right to the Liens securing the Obligations and except for any Liens or encumbrances shown on title insurance policies. Notwithstanding the foregoing, the Loan Parties represent that the PR Mortgage has been duly filed and recorded in the corresponding Section of the Puerto Rico Registry of Property (except for the Deed of Amendment, which has been filed and is pending recordation in the corresponding Section of the Puerto Rico Registry of Property).

Section 3.20                             Location of Real Property and Leased Premises.  (a)  Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Loan Parties with a fair market value greater than $3,500,000 (each, a “Material Owned Real Property”) and the addresses thereof.  The Loan Parties own in fee all the real property set forth on Schedule 3.20(a).

(b)                                 Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Loan Parties that is material to the business or operations of the Loan Parties and could not be readily replaced on terms not materially less favorable to the lessee (each, a “Material Lease”) and the addresses thereof.  The Loan Parties have valid leases in all the real property set forth on Schedule 3.20(b).

Section 3.21                             Labor Matters.  The hours worked by and payments made to employees of Holdings, the Borrowers and with respect to the Borrowers, their respective Restricted Subsidiaries within the past five years have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters except as could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.21, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrowers or with respect to the Borrowers, any of their respective Restricted Subsidiaries is bound.

Section 3.22                             Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Term Loan and after giving effect to the application of the proceeds of each Term Loan, Holdings and its Restricted Subsidiaries, taken as a whole, are solvent as determined by, and determined in accordance with, the Solvency Certificate.

Section 3.23                             [Reserved].

Section 3.24                             Sanctioned Persons; Sanctions Laws and Regulations.  None of Holdings, any Borrower or with respect to the Borrowers, any of their respective Restricted Subsidiaries nor, to the knowledge of any Borrower, any director, officer, agent or employee of Holdings, the Borrowers or with respect to the Borrowers, any of their respective Restricted Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of the Term Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.  Each of Holdings, the Borrowers, and with respect to the Borrowers, each of their respective Restricted Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations.

Section 3.25                             Foreign Corrupt Practices Act.  Each of Holdings and the Borrowers and their respective Restricted Subsidiaries and their respective directors, officers, agents, employees of Holdings and the Borrowers and their respective Restricted Subsidiaries, and any person acting for or on behalf of Holdings or the Borrowers or their respective Restricted Subsidiaries has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment of anything of value to:  (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”) while knowing or having a reasonable belief that all or some portion will be used for the purpose of:  (i) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (ii) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (iii) securing an improper advantage; in order to obtain, retain or direct business.

Section 3.26                             Intellectual Property.  Each of Holdings, the Borrowers and with respect to the Borrowers, each of their respective Restricted Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, industrial designs, licenses, inventions, trade secrets, proprietary information and know-how of any type or rights with respect to any of the foregoing, and has obtained all licenses, consents and other rights of whatever nature, sufficient for the present conduct of its business, without any known conflict with the rights of others except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 3.27                             Special Representations Relating to FCC Licenses, Etc.  (a)  The FCC Licenses include all of the material licenses, permits and other authorizations issued by the FCC to the Borrowers or their respective Restricted Subsidiaries that are necessary or required for the Borrowers and their respective Restricted Subsidiaries to conduct their business in the manner in which it is currently being conducted.  Schedule 3.27 hereto lists each material FCC License held by the Borrowers or their respective Restricted Subsidiaries as of the Closing Date (including all pending applications for renewals thereof).  With respect to each FCC License listed on Schedule 3.27 hereto, the description includes the call sign, channel or frequency, community of license, file number, the date of grant of the most recent license renewal and the license expiration date.

(b)                                 All material FCC Licenses held by the Borrowers and their respective Restricted Subsidiaries are in full force and effect in accordance with their terms.  Except as set forth on Schedule 3.27, as of the Closing Date, (i) neither the Borrowers nor any of their respective Restricted Subsidiaries has received any notice of apparent liability, notice of violation, order to show cause or other writing from the FCC that could reasonably be expected to result in a Material Adverse Effect, (ii) there is no proceeding pending or, to the knowledge of the Borrowers, threatened by or before the FCC relating to the Borrowers or their respective Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, (iii) to the knowledge of the Borrowers, no complaint or investigation is pending or threatened by or before the FCC (other than rulemaking proceedings of general applicability to the broadcasting industry) that could reasonably be expected to result in a Material Adverse Effect.  Except as set forth in Schedule 3.27, as of the Closing Date, the Borrowers and their respective Restricted Subsidiaries have timely filed all required reports and notices with the FCC and have paid all amounts due in timely fashion on account of fees and charges to the FCC, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Term Loans hereunder are subject to the satisfaction of the following conditions:

Section 4.01                             All Credit Events.  On the date of each Borrowing (each such event being called a “Credit Event”) (other than a conversion or a continuation of a Borrowing):

(a)                                 The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)                                 The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and, in the case of a Borrowing under an Incremental Facility in connection with a Permitted Acquisition, subject to the proviso in subclause (ii) in the definition of Incremental Commitment Requirements.

(c)                                  At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing, and, in the case of a Borrowing under an Incremental Facility in connection with a Permitted Acquisition, subject to the proviso in subclause (i) in the definition of Incremental Commitment Requirements.

(d)                                 Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02                             First Credit Event.  On the Closing Date:

(a)                                 The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for Holdings and the Borrowers, substantially to the effect set forth in Exhibit G-1,  (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit G-2 and (iii) FCC counsel, substantially to the effect set forth in Exhibit G-3, in each case (A) dated the Closing Date and (B) addressed to the Administrative Agent, the Lenders and the Collateral Agent, and Holdings and the Borrowers hereby request such counsel to deliver such opinions.

(b)                                 The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or equivalent organizational document, including all amendments thereto, of each Loan Party, and in the case of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other applicable similar Governmental Authority; (ii) a certificate of the

Secretary, Assistant Secretary or Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or similar governing document of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, equivalent organizational document, by-law, operating agreement or similar governing document of such Loan Party have not been amended (in the case of the articles of incorporation of each Loan Party since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above), and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

(c)                                  The Administrative Agent, the Collateral Agent, the Joint Lead Arrangers and the Lenders shall have received all applicable Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder, under the Fee Letter or under any other Loan Document.

(d)                                 (i) The Guaranty shall have been duly executed by each Loan Party that is to be a party thereto.  Upon the proper filing and recordation, as applicable, of financing statements and other Security Documents, the Collateral Agent, on behalf of the Secured Parties will have a perfected security interest in the Collateral of the type and priority described in each Security Document.

(e)                                  The Collateral Agent shall have received (i) a supplement to the Security Agreement executed by each Person that is to be a party thereto and such supplement shall be in full force and effect on the Closing Date, (ii) a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Lead Borrower, (iii) the results of a search of the UCC filings made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive officer of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent, that the Liens indicated in any such UCC would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(f)                                   The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent or, as applicable, the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(g)                                  All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Indebtedness shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrowers and the Restricted Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01.

(h)                                 The Administrative Agent shall have received a Solvency Certificate from the chief financial officer of Holdings.

(i)                                     The Lenders shall have received at least 3 calendar days prior to the Closing Date (unless otherwise agreed by the Joint Lead Arrangers), to the extent requested by the Administrative Agent at least 5 Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j)                                    The Administrative Agent shall have received the Historical Financial Statements.

(k)                                 The Administrative Agent shall have received pro forma consolidated financial statements of the Parent and its Subsidiaries and related pro forma consolidated statement of income of the Parent and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which need not be prepared in compliance with Regulation S-X, or include adjustments for purchase accounting.

(l)                                     (i) Since April 4, 2013, there shall not have occurred any Material Adverse Effect of the type set forth in clause (A) of the definition thereof and (ii) there shall not have occurred any Material Adverse Effect of the type set forth in clauses (B) and (C) of the definition thereof.

(m)                             The receipt of a public rating of each Term Loan Facility by each of S&P and Moody’s and (y) a public corporate rating from S&P and a public corporate family rating from Moody’s, which ratings shall remain in full force and effect on the Closing Date.

ARTICLE V

Affirmative Covenants

Each of Holdings (solely as to Sections 5.01, 5.03, 5.05, 5.06, 5.10 and 5.13) and each Borrower, in respect of itself and its Restricted Subsidiaries only, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and any Loan or other Obligation (including all Fees and all other expenses or amounts payable under any Loan Document other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Cash Management Obligations and Secured Hedging Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedging Bank shall have been made) hereunder have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and (except in the case of Section 5.04), the Borrowers will cause each of their respective Restricted Subsidiaries to:

Section 5.01                             Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)                                 Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses (including FCC Licenses (except any auxiliary FCC Licenses no longer used in the operation of the full power broadcast television stations authorized by such FCC Licenses) or foreign equivalent, as applicable), permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all material applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(c)                                  Operate all of the Stations in material compliance with the Communications Act and the FCC’s rules, regulations and published policies promulgated thereunder and with the terms of the FCC Licenses, (ii) timely file all required reports and notices with the FCC and pay all amounts due in timely fashion on account of fees and charges to the FCC and (iii) timely file and prosecute all applications for renewal with respect to all of the FCC Licenses, except in the case of each of the foregoing clauses, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Maintain ownership of all FCC Licenses held by Holdings or any of its Subsidiaries, and used in the business of Holdings and its Restricted Subsidiaries in Borrowers or

Subsidiary Guarantors the equity interests of which have been pledged to the Collateral Agent for the benefit of the Secured Parties.

Section 5.02                             Insurance.  (a)  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

(b)                                 To the extent not so endorsed, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrowers or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrowers, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of non-payment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)                                  If at any time the improvements on any Mortgaged Property are located in an area designated as (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, as each may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

(d)                                 With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(e)                                  Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

Section 5.03                             Obligations and Taxes.  Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property during the pendency of such contest.

Section 5.04                             Financial Statements, Reports, etc.  In the case of the Lead Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)                                 within the later of (i) 90 days after the end of each fiscal year or (ii) by the date the following statements would have been required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available under Rule 12b-25 of the Securities Exchange Act of 1934 for the filing of such statements), the Parent’s statements of financial position, operations, shareholders’ equity and comprehensive income and cash flows showing the financial condition of the Parent and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by McGladrey LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent’s and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision; provided that if, during the period to which such financial statements relate, the Parent carried on any business or owned any assets with an aggregate book value of more than $2,000,000 other than the equity in Holdings, such financial statements must be prepared for the Lead Borrower and its consolidated Subsidiaries;

(b)                                 within the later of (i) 45 days after the end of each of the first three Fiscal Quarters of each fiscal year or (ii) by the date the following statements would have been required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available under Rule 12b-25 of the Securities Exchange Act of 1934 for the filing of such statements), the Parent’s consolidated statements of financial position, operations and cash flows showing the financial condition of the Parent and its consolidated Subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter and the then elapsed portion of the fiscal year, and, other than with respect to quarterly reports during the remainder of the first fiscal year after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision; provided that if, during the period to which such financial statements relate, the Parent carried on any business or owned any assets with an aggregate book value of more than $2,000,000 other than the equity in Holdings, such financial statements must be prepared for the Lead Borrower and its consolidated Subsidiaries;

(c)                                  concurrently with any delivery of financial statements under paragraph (a) or (b) above, a duly completed Officer’s Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Lead Borrower certifying on behalf of the Lead Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying in reasonable detail the nature and extent thereof, which certificate shall (i) if delivered with the financial statements required by Section 5.04(a), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Fiscal Year as well as the Applicable Excess Cash Flow Percentage, (ii) identify each Subsidiary of the Lead Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such certificate, (iii) identify each Immaterial Subsidiary as of the date of delivery of such certificate or confirmation that there is no change in such information since the dates of the Closing Date and the date of the last such certificate, (iv) set forth in reasonable detail (and the calculations required to establish) the Cumulative Retained Excess Cash Flow Amount and the Available Amount Basket as a result of any utilizations of such Cumulative Retained Excess Cash Flow Amount since the date of the last such certificate, (v) certify that there have been no changes to the schedules to the Security Agreement since the Closing Date or, if later, since the date of the most recent certificate pursuant to this Section 5.04(c), or if there have been any such changes, provide an updated and replacement schedule reflecting such changes, and (vi) details of the adjustments to the financial statements necessary to eliminate the contribution to such accounts by any Unrestricted Subsidiary or any assets of the Parent other than the equity in Holdings;

(d)                                 within 90 days after the beginning of each fiscal year of the Lead Borrower, a detailed consolidated budget for such fiscal year approved by the board of Holdings (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(e)                                  promptly after the same become publicly available, copies of, or links to copies of, all periodic and other reports, proxy statements and other materials filed by the Parent, Holdings, the Borrowers or any of their respective Restricted Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f)                                   promptly after the receipt thereof by Holdings or the Borrowers or any of their respective subsidiaries, a copy of any final “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(g)                                  unless the Parent has had an earnings call with respect to such quarterly financial statements, within 30 days after the date of delivery of the quarterly financial statements pursuant to Section 5.04(b) (or such later date agreed to by the Administrative Agent in its reasonable discretion), the Lead Borrower will hold a conference call or teleconference, at a time selected by the Lead Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Quarter and the financial condition of the Lead Borrower and its Subsidiaries and the budget for the current fiscal year;

(h)                                 promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(i)                                     promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically and, if so delivered, shall be deemed to have been delivered to the Administrative Agent and the Lenders on the date on which (i) the Lead Borrower posts such documents, or provides a link thereto, on its principal publicly accessible website or (ii) such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”); provided that the Lead Borrower shall notify the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.

Section 5.05                             Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                 any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 to the extent required to be disclosed by Securities Laws:

(i)                                     the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrowers or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(ii)                                  (x) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect and (y) the occurrence of any Foreign Benefit Event that, alone or together with any other Foreign Benefit Events that have occurred, could reasonably be expected to result in a Material Adverse Effect, and in each case, Holdings, the Borrowers or the applicable Restricted Subsidiary will also furnish to the Administrative Agent and each Lender a statement of its financial officer setting forth the details as to such ERISA Event(s) or Foreign Benefit Event(s) (as applicable) and the action, if any, that such entity proposes to take with respect thereto;

(iii)                               any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(iv)                              the occurrence of any material fraud that involves management employees who have a significant role in the internal controls over financial reporting of the Loan Parties, in each case, as described in Securities Laws;

(c)                                  any change in the Lead Borrower’s corporate rating by S&P, in the Lead Borrower’s corporate family rating by Moody’s or in the ratings of the Term Loan Facility by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Lead Borrower or the Term Loan Facility on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Lead Borrower or the Term Loan Facility;

(d)                                 any change in the Fiscal Year of the Parent or any of its Subsidiaries; and

(e)                                  any material change in the status or terms and conditions of use of any material FCC License of the Lead Borrower or any of its Restricted Subsidiaries.

Section 5.06                             Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  Holdings and the Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent or the Administrative Agent, as applicable to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Holdings and the Borrowers also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Lead Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Sections I(A), I(B), I(D), and II of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06(b).

Section 5.07                             Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a) Keep all financial records in accordance with GAAP.  Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent or its designee on behalf of the Lenders may exercise this right under this Section 5.07 and the Administrative Agent or its designee shall not exercise such rights more often than twice during any calendar year at the Lead Borrower’s expense.

(b)                                 Use commercially reasonable efforts to (x) maintain a public rating of Initial Term Loan Facility by each of S&P and Moody’s and (y) use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Lead Borrower (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Lead Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

Section 5.08                             Use of Proceeds.  Use the proceeds of the Term Loans only for the purposes specified in Section 3.13.

Section 5.09                             Employee Benefits.  Except for non-compliances which, in the aggregate, would not have a Material Adverse Effect, cause any:  (a) Plans to be in compliance in all material respects with the applicable provisions of ERISA and the Code and (b) any

Foreign Pension Plans to be in compliance in all material respects with the laws applicable to any such Foreign Pension Plans.

Section 5.10                             Covenant to Guarantee Obligations and Give Security.  At the Lead Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Security Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)                                 (x) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 5.15, of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary or any Subsidiary (other than an Unrestricted Subsidiary or a Excluded Subsidiary) becoming a wholly owned Material Domestic Subsidiary, (y) upon the acquisition of any material assets by the Borrower or any Subsidiary Guarantor or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Security Document that becomes subject to the Lien created by such Security Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):

(i)                                     within forty-five (45) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:

(A)                               cause each such Material Domestic Subsidiary that is required to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the Material Owned Real Property owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Collateral Agent;

(B)                               within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 5.13(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent Mortgages with respect to any Material Owned Real Property, Security Agreement Supplements, Intellectual Property Security Agreements, Deposit Account Control Agreements in respect of each Deposit Account (other than Excluded Accounts) maintained by such Subsidiary and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 5.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Security Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)                               cause each such Material Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Security Documents, indorsed in blank to the Collateral Agent;

(D)                               within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 5.13(b)) after such formation, acquisition or designation, take and cause the applicable Material Domestic Subsidiary and each direct or indirect parent of such applicable Material Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid first-priority perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)                                  within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 5.13(b)) after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.10(a) as the Administrative Agent may reasonably request; and

(iii)                               as promptly as practicable after the reasonable request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each applicable Material Owned Real Property, title reports, surveys, environmental assessment reports, appraisals (if required under FIRREA) and flood certifications under Regulation H of the Board (together with evidence of federal flood insurance for any such property located in a flood hazard area); provided that the Collateral Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Collateral Agent; provided, however, that there shall be no obligation to deliver to the Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Borrower or one of its Restricted Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(b)                                 after the Closing Date, promptly after the acquisition of any Material Owned Real Property by the Borrower or any Subsidiary Guarantor, and where such Material Owned Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Collateral Agent and will take, or cause the relevant Restricted Subsidiary to take, the actions referred to in Section 5.13(b).

Section 5.11                             Compliance with Environmental Laws.  Comply, and use commercially reasonable efforts to cause all lessees and other Person occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance in all material respects with Environmental Laws; provided, however, that none of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 5.12                             [Reserved].

Section 5.13                             Further Assurances.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Security Document and in each case at the expense of the Borrower:

(a)                                 Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by Applicable Laws (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Security Documents.

(b)                                 In the case of any Material Owned Real Property acquired after the Closing Date by the Borrower or a Subsidiary Guarantor, provide the Collateral Agent with a Mortgage in respect of such Material Owned Real Property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such Material Owned Real Property in each case together with:

(ii)                                  evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on such Material Owned Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(iii)                               fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the real property described therein, subject only to Liens permitted by Section 6.02, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available at commercially reasonable rates in the applicable jurisdiction;

(iv)                              opinions of local counsel for the Loan Parties in states in which such Material Owned Real Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(v)                                 title reports, surveys and environmental assessment reports and appraisals (if required under FIRREA), flood certifications under Regulation H of the Board (together with evidence of federal flood insurance for any such property located in a flood hazard area), provided that the Administrative Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Administrative Agent; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(vi)                              such other evidence that all other actions that the Administrative Agent or Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the real property described in the Mortgages has been taken.

Section 5.14                             Maintenance of Company Separateness of Unrestricted Subsidiaries. The Lead Borrower will cause each of its Unrestricted Subsidiaries to satisfy customary company formalities, including, as applicable, (i) the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, (ii) the maintenance of separate company offices and records and (iii) the maintenance of separate bank accounts in its own name. No Unrestricted Subsidiary shall take any action, or conduct its affairs in a manner, which is likely to result in its company existence being ignored, or in its assets and liabilities being substantively consolidated with those of the Borrower or any of its Restricted Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding

Section 5.15                             Designation of Subsidiaries.  The Lead Borrower may at any time designate or re-designate (including, any then existing or subsequently acquired or organized Subsidiary) (x) any Restricted Subsidiary of any Borrower as an Unrestricted Subsidiary or (y) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Borrower may be designated as an Unrestricted Subsidiary, (iii) as of the last date of designation thereof, no Unrestricted Subsidiary shall own any Equity Interests in any Borrower or any Loan Party or hold any Indebtedness of, or Lien on any property of any Borrower or any Loan Party, (iv) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to any Borrower or any Loan Party with respect to such Indebtedness (unless such Indebtedness is otherwise permitted under Section 6.01) or (v) any Subsidiary previously designated as an Unrestricted Subsidiary may not thereafter be re-designated as an Unrestricted Subsidiary.  The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the portion (proportionate to such Borrower’s equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.04).  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary existing at such time.

Section 5.16                             Post-Closing Items.  (a) The Loan Parties shall take all necessary actions to satisfy the items described on Schedule 5.16 within the applicable periods of time specified in such Schedule (or such longer periods as the Administrative Agent may agree in its sole discretion).

(b)                                 In connection with each of the Mortgaged Properties, within ninety (90) days of the Closing Date (or such longer period as the Administrative Agent may reasonably allow) (i) each of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect; except for the Deed of Mortgage, which the Loan Parties represent has been filed and recorded in the corresponding Section of the Puerto Rico Registry of Property and the Deed of Amendment, which the Loan Parties represent has been filed and is pending recordation in the corresponding Section of the Puerto Rico Registry of Property, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02 and (iii) (A) each of such Mortgages shall have been filed and recorded in the corresponding recording office (except for the Deed of Mortgage, which the Loan Parties represent has been filed and recorded in the corresponding Section of the Puerto Rico Registry of Property and the Deed of Amendment which the Loan Parties represent has been filed and is pending recordation in the corresponding Section of the Puerto Rico Registry of Property) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and  (B) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company in an amount not to exceed the fair market value of such mortgaged property (as determined in good faith by the Lead Borrower), together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such flood determinations, surveys and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Administrative Agent.

ARTICLE VI

Negative Covenants

Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and any Loan or other Obligation (including all Fees and all other expenses or amounts payable under any Loan Document other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Cash Management Obligations and Secured Hedging Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedging Bank shall have been made) hereunder have been paid in full, unless the Required Lenders shall otherwise consent in writing, (A) except with respect to Section 6.12, it shall not, nor shall it permit any of its respective Restricted Subsidiaries to, directly or indirectly and (B) with respect to Section 6.12, Holdings shall not:

Section 6.01                             Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness existing on the Closing Date and set forth in Schedule 6.01 and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b)                                 Indebtedness created hereunder and under the other Loan Documents;

(c)                                  (i) Indebtedness of (A) any Loan Party owing to any other Loan Party (other than Holdings), (B) any Restricted Subsidiary that is not a Loan Party owing to any other Restricted Subsidiary that is not a Loan Party, and (C) any Loan Party owing to any Restricted Subsidiary which is not a Loan Party;

(ii) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party (other than Holdings) not in excess of $5,000,000;

(d)                                 Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed the greater of (x) $7,500,000 and (y) an amount equal to 1.75% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding;

(e)                                  Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of the greater of (x) $7,500,000 and (y) an amount equal to 1.75% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding;

(f)                                   Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g)                                  Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Persons becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) neither the Borrowers nor any of their respective Restricted Subsidiaries (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness, (iii) immediately after such Person becomes a Restricted Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iv) the Total Net Leverage Ratio shall be less than or equal to 6.00:1.00, determined on a Pro Forma Basis after giving effect to such Person becoming a Restricted Subsidiary;

(h)                                 (i) Indebtedness representing deferred compensation or equity based compensation to current or former officers, directors, consultants advisors or employees of Holdings, the Borrowers, any of the Borrowers’ respective Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries under deferred compensation or other similar arrangements incurred in connection with any investments, Loans, advances, Restricted Payments or other disbursements permitted hereunder in an aggregate amount for this Section 6.01(h) not to exceed $2,000,000 outstanding at any time;

(i)                                     Indebtedness issued by Holdings, the Borrowers or any of the Restricted Subsidiaries to current and former officers, directors, consultants, advisors and employees of Holdings, the Borrowers, any of the Restricted Subsidiaries or any of their respective Affiliates, in lieu of or combined with cash payments to finance the purchase of Equity Interests of Holdings, the Borrowers, or any of the Restricted Subsidiaries, in each case, to the extent such purchase is otherwise permitted hereunder and in an aggregate amount not to exceed $2,000,000 in any fiscal year;

(j)                                    Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and consistent with prudent business practice;

(k)                                 Guarantees of (i) any Loan Party in respect of Indebtedness of any Borrower or any other Subsidiary Guarantor otherwise permitted hereunder (other than Indebtedness permitted under clause (h)), (ii) any Foreign Subsidiary in respect of Indebtedness of any other Foreign Subsidiary and (iii) any Borrower or any Restricted Subsidiary in respect of Indebtedness of any Unrestricted Subsidiary, Immaterial

Subsidiary, or Foreign Subsidiary provided that the aggregate outstanding amount of Indebtedness guaranteed under this clause (iii) shall not at any time exceed $5,000,000;

(l)                                     Guarantees resulting from endorsement of negotiable instruments in the ordinary course of business;

(m)                             obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or the Subsidiaries or in connection with judgments that have not resulted in an Event of Default under Section 7.01(i);

(n)                                 Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(o)                                 Indebtedness consisting of (i) the financing of insurance premiums in the ordinary course of business or (ii) take or pay obligations contained in supply arrangements in the ordinary course of business;

(p)                                 Indebtedness incurred by the Borrowers or any of their respective Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and other Indebtedness in respect of bankers’ acceptance, letter of credit, warehouse receipts or similar facilities entered into in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within five Business Days following such drawing or incurrence;

(q)                                 all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (p) above and (r) through (v) below;

(r)                                    Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof (or successive Permitted Refinancings thereof);

(s)                                   New Incremental Notes incurred pursuant to Section 2.24 and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(t)                                    Permitted Ratio Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof); provided that the amount of Indebtedness incurred under this clause (t) by Restricted Subsidiaries that are not Subsidiary

Guarantors shall not exceed the greater of $7,500,000 and 1.75% of Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding;

(u)                                 other Indebtedness of the Borrowers and their respective Restricted Subsidiaries in an aggregate principal amount not exceeding the greater of (x) $7,500,000 and (y) an amount equal to 1.75% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding;

(v)                                 Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding the greater of (x) $5,000,000 and (y) an amount equal to 1.25% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding; and

(w)                               to the extent constituting Indebtedness, any payable owing to a Borrower or a Restricted Subsidiary by a Subsidiary permitted under Section 6.04(m); provided that (A) any such payable shall be unsecured and (B) if such payable is owed by any Loan Party, it shall be expressly subordinated to the Obligations pursuant to an Affiliate Subordination Agreement.

Section 6.02                             Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any of the Lead Borrower’s Restricted Subsidiaries) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                 Liens on property or assets of the Borrowers and their respective Restricted Subsidiaries existing on the Closing Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Closing Date and Permitted Refinancings thereof;

(b)                                 any Lien created under the Loan Documents;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrowers or any of their respective Restricted Subsidiaries or existing on any property or assets of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

(d)                                 Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e)                                  Liens of landlords, laborers and employees arising by operation of law and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are (i) not overdue for a period of more than thirty (30) days or (ii) being contested in compliance with Section 5.03;

(f)                                   pledges and deposits made in the ordinary course of business (i) in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations, (ii) securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Borrowers or any of their respective Restricted Subsidiaries or (iii) pledges that may be required under applicable foreign laws relating to claims by terminated employees and other employee claims;

(g)                                  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)                                 (A) survey exceptions or encumbrances, zoning or other restrictions, easements or reservations, rights of others, utilities and other similar purposes, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their respective Restricted Subsidiaries and (B) with respect to any Mortgaged Property, Permitted Encumbrances;

(i)                                     (i) leases, licenses, subleases and sublicenses (including of Intellectual Property) granted in the ordinary course of business and that do not (A) interfere in any material respect with the business of the Borrowers or any of their respective Restricted Subsidiaries or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrowers or any of their respective Restricted Subsidiaries, or by law to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition to the continuance thereof;

(j)                                    in the case of leased real property, liens to which the fee interest (or any superior interest) on such property is subject;

(k)                                 purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrowers or any of their respective Restricted Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by Sections 6.01(d) and (e), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrowers or any of their respective Restricted Subsidiaries;

(l)            judgment Liens securing judgments not constituting an Event of Default under Article VII;

(m)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(n)           Liens consisting of (i) agreements to sell any property in a Disposition permitted under Section 6.05 and (ii) earnest money deposits made by the Borrowers or any of their respective Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with an investment permitted under Section 6.04;

(o)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or any of their respective Restricted Subsidiaries in the ordinary course of business;

(p)           Liens deemed to exist in connection with investments in repurchase agreements permitted under Section 6.04(b);

(q)           Liens arising solely by virtue of any statutory or common law or customary contractual provision granted in the ordinary course of business relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit or commodity trading or brokerage accounts or other funds maintained with a creditor depository institution, provided that such accounts and funds are not primarily intended by the Borrowers or their respective Restricted Subsidiaries to provide collateral to the depository institution or the commodity intermediary;

(r)            Liens that are contractual rights of set-off under agreements entered into with customers of the Borrowers or their respective Restricted Subsidiaries in the ordinary course of business;

(s)            Liens securing obligations in respect of New Incremental Notes incurred pursuant to Section 2.24 and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(t)            Liens on the Collateral securing (x) Permitted First Priority Refinancing Debt or any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), and, in each case, subject to a Pari Passu Intercreditor Agreement or (y) Permitted Second Priority Refinancing Debt or any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), and, in each case, subject to a Junior Lien Intercreditor Agreement;

(u)           other Liens securing liabilities permitted hereunder in an aggregate amount not to exceed the greater of (x) $7,500,000 and (y) an amount equal to 1.75% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding; and

(v)           Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral, and (ii) such Liens secure only Indebtedness, permitted by Section 6.01(v), incurred by such Foreign Subsidiary;

Section 6.03          Sale and Lease-back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale or transfer of such property is permitted by Section 6.05(b) and (ii) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

Section 6.04          Investments, Loans and Advances.  Purchase, make or hold Investments, except:

(a)           (i) Investments by Holdings, the Borrowers and the Borrowers’ respective Restricted Subsidiaries existing on the Closing Date in the Equity Interests of the Borrowers and the Borrowers’ respective Subsidiaries; and

(ii) additional investments by Holdings, the Borrowers and the Borrowers’ respective Restricted Subsidiaries in the Equity Interests of the Borrowers and the Borrowers’ respective Restricted Subsidiaries after the Closing Date; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary or a CFC Holding Company referred to therein) and (B) after giving pro forma effect to such Investment the Collateral Coverage Requirement shall be satisfied;

(b)           Investments in Cash Equivalents;

(c)           loans or advances permitted under Section 6.01(c); provided that any such loans and advances shall (A) be unsecured and (B) if such loans and advances are owed by any Loan Party, they shall be expressly subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)           Investments (i) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business and (ii) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the ordinary course of business;

(e)           the Borrowers and their respective Restricted Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 at any one time;

(f)            the Borrowers or any of their respective Restricted Subsidiaries may acquire all or substantially all the assets of a Person or line of business of such Person or division thereof, or not less than a majority of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (A) the Acquired Entity shall be in a line of business permitted under Section 6.08; and (B) at the time of such transaction, or in the case of clause (1) below, if earlier, solely at the time that a binding commitment with respect to such transaction becomes effective, (1) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (2) the Borrowers shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.13 and the Security Documents (3) after giving effect thereto, the Collateral Coverage Requirement shall be satisfied (4) on the date of execution of the purchase agreement in respect of such acquisition, the First Lien Net Leverage Ratio does not exceed 4.00 to 1.00 on a Pro Forma Basis for such acquisition as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04 and (5) the Lead Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and (any acquisition of assets or an Acquired Entity meeting all the criteria of this Section 6.04(f) being referred to herein as a “Permitted Acquisition”);

(g)           Investments by the Borrowers in Hedging Agreements permitted under Section 6.01(j);

(h)           bank deposits made in the ordinary course of business;

(i)            promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(j)            Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(k)           Investments existing on the Closing Date and set forth in Schedule 6.04;

(l)            Investments in joint ventures in an aggregate amount not to exceed the greater of (x) $7,500,000 and (y) an amount equal to 1.75% of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries, at any time outstanding;

(m)          to the extent constituting Investments, any receivable that is distributed by a Subsidiary to its equity holders in lieu of a cash dividend that is otherwise permitted under Section 6.06(a); provided that (i) if such Subsidiary is a Loan Party, the recipient of such distribution shall also be a Loan Party, and (ii) if such Subsidiary is a Restricted Subsidiary, the recipient of such distribution shall also be a Restricted Subsidiary or a Borrower;

(n)           in addition to Investments permitted by paragraphs (a) through (m) above, so long as no Default or Event of Default then exists or would result therefrom and additional Investments by the Borrowers and their respective Restricted Subsidiaries so long as the aggregate amount Invested pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such Investments) does not exceed (x) the greater of (i) $10,000,000 or (ii) 2.50% of Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries at the time of the last such investment in the aggregate plus (y) the portion, if any, of the Available Amount Basket on the date of such election that the Borrower elects to apply to this clause (y), such election to be specified in a written notice of a Responsible Officer of the Lead Borrower calculating in reasonable detail the amount of Available Amount Basket immediately prior to such election and the amount thereof elected to be so applied; and

(o)           Investments by any Foreign Subsidiary in any other Foreign Subsidiary.

Section 6.05          Mergers, Consolidations and Dispositions.  (a) Wind up, liquidate, dissolve, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrowers or less than all the Equity Interests of any Restricted Subsidiary of the Lead Borrower, except that:

(ii)           (A) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets or all of the Equity Interests of any Restricted Subsidiary (upon voluntary winding up, liquidation, dissolution or otherwise) to the Lead Borrower or to any other Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Lead Borrower or a Subsidiary Guarantor and (ii) to the extent constituting an Investment, such Investment must be an Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party permitted to be incurred in accordance with Sections 6.01 and 6.04, respectively, (B) the Borrower may sell, transfer or otherwise dispose of all or substantially all of its assets or all of the Equity Interests of any Restricted Subsidiary to any Subsidiary Guarantors, and (C) any Foreign Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets or the Equity Interests of any Restricted Subsidiary (upon voluntary winding up, liquidation, dissolution or otherwise) to the Lead Borrower, any Subsidiary Guarantor or any other Foreign Subsidiary;

(iii)          (I) any Restricted Subsidiary may merge, amalgamate or consolidate with or wind up, liquidate or dissolve into (i) the Lead Borrower; provided that the Lead Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Lead Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Guarantor or any Borrower is merging with another Restricted Subsidiary that is not a Subsidiary Guarantor (A) the Subsidiary Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be an Investment in or Indebtedness of a Restricted

Subsidiary which is not a Loan Party permitted to be incurred in accordance with Sections 6.01 and 6.04, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder or (II) any Foreign Subsidiary may merge, amalgamate or consolidate with or wind  up, liquidate or dissolve into (i) any other Foreign Subsidiary, (ii) the Lead Borrower; provided that the Lead Borrower shall be the continuing entity or (iii) any one or more other Restricted Subsidiaries; provided that the Restricted Subsidiary shall be the continuing or surviving Person;

(iv)          any Subsidiary of the Lead Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and

(v)           any merger, consolidation or amalgamation in connection with an Investment permitted under Section 6.04(f).

(b)           Make any Disposition not otherwise permitted under paragraph (a) above, except for:

(ii)           Dispositions of inventory, damaged, obsolete or worn out assets and scrap, in each case disposed of in the ordinary course of business;

(iii)          Dispositions, transfers and other distributions of equipment (A) in a transaction where such equipment is exchanged for credit against the purchase price of similar replacement equipment or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(iv)          (A) Investments permitted by Section 6.04 and (B) Restricted Payments permitted by Section 6.06 (in each case other than by reference to this Section 6.05 (or any clause under this Section 6.05));

(v)           Dispositions of cash and Cash Equivalents;

(vi)          sales, Dispositions or contributions of property (A) between Loan Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Loan Parties), (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to any Restricted Subsidiary that is not a Loan Party; provided that, in the case of clause (D), (1) the portion (if any) of any such Disposition made for less than fair market value and any non-cash consideration received in exchange for any such Disposition, shall in each case constitute an Investment in such Restricted Subsidiary and (2) the value of the property Disposed must be an amount that, if treated as an Investment, would be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(vii)         Dispositions in the ordinary course of business consisting of abandonment, assignment or transfer of all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that, in the good faith determination of the Lead Borrower, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business;

(viii)        Dispositions of property formerly leased by the Lead Borrower or its Restricted Subsidiaries and acquired by the Lead Borrower and sold as an alternative to terminating the lease on such property;

(ix)          Dispositions of current assets or receivables owned by any Foreign Subsidiary, including in connection with factoring transactions or receivables financings, in the ordinary course of business;

(x)           the transfer or Disposition of property pursuant to sale and leaseback transactions; provided that (A) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing or would result therefrom, (B) the aggregate fair market value of all property disposed of in reliance on this clause shall not exceed $5,000,000 since the Closing Date and (C) such transaction is for consideration at least 75 % of which is cash or Cash Equivalents;

(xi)          (I) Casualty Events and (II) the transfer of property that is the subject of a Casualty Event upon receipt of insurance or other proceeds arising from such Casualty Event;

(xii)         the Disposition of investments in joint ventures to the extent required by, or made pursuant to, any buy/sell arrangement or any similar binding arrangement between joint venture parties, in each case, that is in effect on the Closing Date;

(xiii)        licenses or sublicenses of intellectual property in the ordinary course of business;

(xiv)        leases of real property in the ordinary course of business;

(xv)         the Borrowers and any of their respective Restricted Subsidiaries may purchase and sell inventory in the ordinary course of business;

(xvi)        any Disposition or series of related Dispositions having a value not to exceed $3,000,000 in any period of twelve consecutive months most recently ended;

(xvii)       any Disposition as to which (A) at least 75 % of the consideration is cash or consists of Cash Equivalents, (B) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, (C) at the time of such transaction both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (D) the Lead Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; provided that the amount of:

(1)           any liabilities (as shown on the Lead Borrower’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Lead Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(2)           any notes or other obligations or other securities or assets received by the Lead Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(3)           any Designated Non-cash Consideration received by the Lead Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed $3,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of Section 6.05(b)(xvii)(A); and

(xviii)      Dispositions between or among Foreign Subsidiaries.

To the extent that any Collateral is sold or otherwise Disposed of as permitted by this Section 6.05(b) (other than to Holdings or any Restricted Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents and such Liens shall attach to the proceeds thereof, and the Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to take any actions deemed appropriate in order to effect and/or evidence the foregoing.

Section 6.06          Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that:

(i)            any Restricted Subsidiary of the Lead Borrower may declare and pay dividends or make other distributions ratably to its equity holders,

(ii)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Lead Borrower may, or the Lead Borrower may make distributions to Holdings (and Holdings may in turn make distributions to the Parent) so that Holdings (or the Parent) may, repurchase its Equity Interests (A) owned by current and former officers, directors, consultants, advisors or employees of the Parent, Holdings, the Borrowers or the Borrowers’ respective Restricted Subsidiaries or make payments to current and former officers, directors, consultants, advisors or employees of the Parent, Holdings, the Borrowers or the Borrowers’ respective Restricted Subsidiaries (x) in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to any management incentive plan, equity based compensation plan, equity subscription agreement, equity award agreement, shareholders’ or members’ agreement or other similar agreement, plan or arrangement, or (y) in connection with the retention, promotion, separation from service, death or disability of such individuals, in an aggregate amount for subclauses (x) and (y) of this clause (ii) not to exceed $1,000,000 in any fiscal year, or (B) in respect of Warrants outstanding on the Closing Date, in an aggregate amount for this subclause (B) not to exceed $5,000,000 in any fiscal year;

(iii)          the Lead Borrower may make Restricted Payments to Holdings (and Holdings may in turn make Restricted Payments to the Parent) in order to allow Holdings and/or the Parent to (x) pay Holdings and/or the Parent’s administrative expenses and corporate overhead, franchise fees, public company costs (including SEC fees and auditing fees) and customary director fees, (y) pay premiums and deductibles in respect of directors and officers insurance policies and excess liability policies obtained from third-party insurers, provided that, with respect to subclauses (x) and (y), during any Fiscal Year during which the Parent carried on any business other than the ownership of the equity in Holdings, the Lead Borrower may only make Restricted Payments to Holdings (and Holdings may in turn make Restricted Payments to the Parent) only in respect of those administrative expenses and corporate overhead, franchise fees, public company costs (including SEC fees and auditing fees), customary director fees and premiums and deductibles in respect of directors and officers insurance policies and excess liability policies obtained from third-party insurers reasonably determined by the Lead Borrower to be allocable to Holdings and its Subsidiaries and (z) pay Tax liabilities attributable to Holdings and its subsidiaries in an amount not to exceed the amount of such taxes that would be payable by Holdings and its subsidiaries on a stand-alone basis (if Holdings were a corporation and parent of a consolidated group including its subsidiaries), provided that (A) any payments made pursuant to this clause (z) in any period that are not otherwise deducted in calculating Consolidated Net Income shall be deducted in calculating Consolidated Net Income for such period (and shall be deemed to be a provision for taxes for purposes of calculating Excess Cash Flow for such period) and (B) all Restricted Payments made to the Parent or Holdings pursuant to this clause (iii) shall be used by Parent or Holdings, as the case may be, for the purposes specified herein within 20 days of the receipt thereof,

(iv)          the Borrowers and each of their respective Restricted Subsidiaries may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issuance of new common Equity Interests of such Person (other than any such issuance to the Borrowers or their respective Restricted Subsidiaries),

(v)           Holdings, the Borrowers and the Borrowers’ respective Restricted Subsidiaries may make repurchases of Equity Interests in Holdings (or any direct or indirect parent thereof), the Borrowers or any of the Borrowers’ respective Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represents a portion of the exercise price of such options or warrants,

(vi)          the Borrowers or any of their respective Restricted Subsidiaries may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrowers or such Restricted Subsidiaries or in connection with any Permitted Acquisition, and

(vii)         the Lead Borrower may make other Restricted Payments to Holdings (and Holdings may in turn make such Restricted Payments to the Parent) in an amount equal to the portion, if any, of the Available Amount Basket on such date that the Lead Borrower elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of the Lead Borrower calculating in reasonable detail the amount of Available Amount Basket immediately prior to such election and the amount thereof elected to be so applied and including reasonably detailed calculations required to demonstrate compliance with the First Lien Net Leverage Ratio required by clause (B) below; provided, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the First Lien Net Leverage Ratio at the time of the making of the applicable Restricted Payment, calculated on a Pro Forma Basis, would be no greater than 3.75:1.00 as of the last day of the Test Period most recently ended prior to such Restricted Payment for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, have been delivered.

(b)           Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its or their property or assets, or (ii) the ability of any Restricted Subsidiary of the Lead Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrowers or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any documents relating to any New Incremental Notes, any documents relating to any Extension, any documents relating to any Permitted Ratio Debt, any Credit Agreement Refinancing Indebtedness and any Subordinated Indebtedness and any refinancing of any of the foregoing, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder and (D) clause (i) of the foregoing shall not apply to (w) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (x) customary provisions in leases and other contracts restricting the assignment thereof,(y) restrictions and conditions existing on the Closing Date and identified on Schedule 6.06 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition) and (z) restrictions and conditions contained in documents relating to Indebtedness permitted to be incurred pursuant to Section 6.01(g).

Section 6.07          Transactions with Affiliates.  Except for transactions between or among Loan Parties or between or among Foreign Subsidiaries, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except the Borrowers or any of their respective Restricted Subsidiaries may (a) engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Restricted Subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties; (b) subject to compliance with the other terms and conditions of this Agreement, engage in any of the foregoing transactions among the Borrowers and the other Restricted Subsidiaries so long as such transactions shall be (i) in the ordinary course of business and (ii) consistent with past practices and not materially adverse to the Lenders; (c) pay customary fees payable to any directors of the Borrowers and their respective Restricted Subsidiaries and reimburse reasonable out-of-pocket costs of the directors of the Borrowers and their respective Restricted Subsidiaries; (d) enter into employment and severance arrangements with their respective officers and employees in the ordinary course of business; (e) pay customary fees and indemnities to their respective directors, officers and employees in the ordinary course of business; (f) enter into the transactions set forth on Schedule 6.07; (g) make any intercompany investments contemplated by Section 6.04; (h) enter into transactions otherwise permitted by Section 6.05(a) and Section 6.06; and (i) consummate the Transactions.

Section 6.08          Change in Nature of Business.  With respect to the Lead Borrower and its Restricted Subsidiaries, engage at any time in any business or business activity other than business conducted or proposed to be conducted by the Borrowers and the Restricted Subsidiaries on the Closing Date and other businesses complementary, similar or reasonably related, ancillary or incidental thereto or reasonable extensions thereof.

Section 6.09          Other Indebtedness and Agreements.  (a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness (including any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any New Incremental Notes and any Permitted Ratio Debt) of Holdings, the Borrowers or any of the Borrowers’ respective Restricted Subsidiaries is outstanding without the prior written consent of the Administrative Agent, except (x) to the extent any of the foregoing is not adverse to the interests of the Lenders under the Loan Documents in any material respect or (y) in connection with any Permitted Refinancing of Indebtedness permitted under Section 6.01, (ii) any amendment of or change to the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein) or (iii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b)           (ii) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest, and customary fees, premiums and indemnities as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Junior Financing, other than in connection with (1) distributions, payments, commitments to pay, redemptions, repurchases, retirements and acquisitions for consideration in an amount equal to the portion, if any, of the Available Amount Basket on such date that the Borrowers elect to apply to this clause 6.09(b)(ii)(1), such election to be specified in a written notice of a Responsible Officer of the Lead Borrower calculating in reasonable detail the amount of Available Amount Basket immediately prior to such election and the amount thereof elected to be so applied and including reasonably detailed calculations required to demonstrate compliance with the First Lien Net Leverage Ratio required by clause (y) of the immediately succeeding proviso and (2) any Permitted Refinancing thereof; provided that (x) in the case of the foregoing clause (1), at the time of such transaction after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) in the case of the foregoing clause (1), the First Lien Net Leverage Ratio at the time of making such distribution, payment, commitment to pay, redemption, repurchase, retirement or acquisition for consideration, would be no greater than 3.75:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period prior to such distribution, payment, commitment to pay, redemption, repurchase, retirement or acquisition for consideration, for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, have been delivered; or

(iii)          if a Default or Event of Default exists or would result therefrom, pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the applicable obligor’s option be paid in kind or in other securities.

Section 6.10          [Reserved].

Section 6.11          Certain Equity Securities.  Except as permitted by Section 6.01, issue any Equity Interest that is not Qualified Capital Stock.

Section 6.12          Holdings.  Holdings, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Lead Borrower and activities related or incidental thereto; (ii) the performance of its obligations with respect to the Loan Documents (including any Credit Agreement Refinancing Indebtedness or any Term Loan Facility), any New Incremental Notes, Subordinated Indebtedness permitted hereunder or any Permitted Ratio Debt and any Permitted Refinancing of any of the foregoing permitted in accordance with the terms of this Agreement; (iii) the consummation of the Transactions; (iv) the payment of dividends, the making of contributions to the capital of its Subsidiaries and the Guarantee of Indebtedness permitted to be incurred hereunder by any Loan Party; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its employees and those of its Subsidiaries); (vi) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Stock); (vii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Parent, Holdings and the Lead Borrower, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees; (viii) the holding of any cash (but not operating any property); (ix) the providing of indemnification to officers, managers and directors and (x) any activities related or incidental to the foregoing.  Holdings shall not create, incur, assume or suffer to exist any Lien on any Equity Interests of the Lead Borrower and shall not incur any Indebtedness (other than in respect of Disqualified Stock, Qualified Holding Company Indebtedness, obligations pursuant to the Investment permitted by Section 6.04(k) as of the Closing Date, Indebtedness permitted by clause (ii) above or Guarantees permitted by clause (iv) above).

ARTICLE VII

Events of Default

Section 7.01          Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a)           any representation or warranty made or deemed made by Holdings, any Borrower or any other Loan Party in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings, such Borrower or such other Loan Party;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)           default shall be made in the due observance or performance by Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries of any covenant, condition or agreement contained in (i) Section 5.01(a) (with respect to any Borrower or Holdings) or 5.08 or in Article VI or (ii) Section 5.04(a), 5.04(b) or 5.05 and, in the case of clause (ii) such default shall continue unremedied for a period of 15 days;

(e)           default shall be made in the due observance or performance by Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 consecutive days after the earlier of (i) notice thereof from the Administrative Agent to the Lead Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of Holdings or the Borrowers;

(f)            (i) Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness and such failure shall continue after the applicable grace period and/or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (B) obligations under any Hedging Agreement that becomes due as a result of a “Termination Event” as defined in clauses (i), (ii) or (iii) of Section 5(b) of the ISDA 2002 Master Agreement;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Debtor Relief Laws, (ii) the appointment of a receiver, trustee, monitor, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries or (iii) the winding-up or liquidation of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           Holdings, any Borrowers or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Debtor Relief Laws law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, monitor, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(i)            one or more judgments shall be rendered against Holdings, any Borrower, any of the Borrowers’ respective Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, any Borrower or any of the Borrowers’ respective Restricted Subsidiaries to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect; provided that if Holdings, the applicable Borrower or the relevant Restricted Subsidiary shall not have received notice or been served in connection with the legal proceeding or proceedings resulting in any such judgment, such 45-consecutive-day period shall be measured from the date on which Holdings, the applicable Borrower or the relevant Restricted Subsidiary has knowledge of such judgment;

(j)            an ERISA Event shall have occurred that when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or, with respect to a Foreign Pension Plan, a Foreign Benefit Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(k)           any Guarantee under the Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guaranty, as the case may be (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)            any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrowers or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, any Intercreditor Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(m)          the Indebtedness under any Subordinated Indebtedness of Holdings and its Restricted Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such other Subordinated Indebtedness; or

(n)           there shall have occurred a Change in Control; and

(o)           the loss of the ability to broadcast under an FCC (or foreign equivalent) license or licenses due to the revocation or termination of such FCC (or foreign equivalent) license or licenses, in each case in a manner which would reasonably be expected to have a Material Adverse Effect;

then, and in every such event (other than an event with respect to Holdings or any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law, including either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in the case of any event with respect to Holdings or any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02          Application of Proceeds.  (a) After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable as set forth in the final paragraph of Section 7.01), any amounts received on account of the Obligations (including from proceeds of any sale or other disposition of all or any part of the Collateral) shall be applied by the Administrative Agent in the following order of priorities:

first, to pay any amounts (including fees, charges and disbursements of counsel to the Administrative Agent) then due and payable to the Administrative Agent in its capacity as such pursuant to Sections 2.05 and 9.05;

second, to pay ratably all interest (including post-petition interest (as defined in the Security Agreement)) on the Obligations, until payment in full of all such interest and fees shall have been made;

third, to pay the unpaid principal of the Obligations ratably, until payment in full of the principal of all Obligations shall have been made;

fourth, to pay all other Obligations ratably, until payment in full of all such other Obligations shall have been made; and

finally, to pay to the applicable Borrower or the relevant Loan Party, or as a court of competent jurisdiction may direct, any surplus then remaining (including from the proceeds of the Collateral owned by it);

provided that notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no circumstances shall proceeds of any Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Obligations under Secured Hedging Agreements. The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)           The Administrative Agent and the Collateral Agent may in their respective discretion to maximize the overall recovery to the Lenders, subject to clause (c)(ii) below, to the extent amounts to be applied pursuant to this Section 7.02 consist of amounts from a Loan Party (whether as a result of a payment under a Guarantee provided by such Loan Party, any realization on the Collateral of such Loan Party, any setoff rights in respect of such Loan Party, any distribution in connection with any proceedings or other action of such Loan Party in respect of Debtor Relief Laws or otherwise), apply such amounts in accordance with the foregoing clauses first, second, third and fourth.

(c)           In making the payments and allocations required by this Section 7.02, the Administrative Agent will be entitled to rely on information from (i) its own records for information as to the Administrative Agent and the Lenders (the “Lender Parties”), their Obligations and actions taken by them, (ii) any Lender Party for information as to its Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from its own records, and (iii) the Borrowers, to the extent that the Administrative Agent has not obtained information from the foregoing sources.  All distributions made by the Administrative Agent pursuant to this Section 7.02 shall be final (except in the event of manifest error) and the Administrative Agent shall have no duty to inquire as to the application by any Lender Party of any amount distributed to it.

ARTICLE VIII

The Administrative Agent and the Collateral Agent; etc.

Each Lender (including in its capacities as a potential Cash Management Bank in respect of Cash Management Obligations and/or a potential Hedging Bank party to a Secured Hedging Agreement) hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

In the event of a foreclosure by the Collateral Agent or the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent or the Administrative Agent at such sale. This provision is for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-

appealable judgment by a court of competent jurisdiction.  The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The institution serving as the Administrative Agent hereunder and/or as the Collateral Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to Holdings, the Borrowers or any Subsidiary or any Affiliate of any of the foregoing as if it were not an Agent hereunder, and may accept fees and other consideration from Holdings, the Borrowers or any Subsidiary or any Affiliate of any of the foregoing for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The term “Lenders,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its respective individual capacities.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. The duties of the Agents shall be mechanical and administrative in nature.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.  If the Agents request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or participant in the relevant Assignment and Acceptance or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution.  No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of either Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Lead Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, information, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, perfection, collectability, priority or sufficiency of any Loan Document or any other agreement, instrument, document or other writing, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) the financial condition of Holdings, the Borrowers or any of the Borrowers’ respective subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings, the Borrowers or any of the Borrowers’ subsidiaries or the existence or possible existence of any Default or Event of Default.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any resolution, notice, request, certificate, consent, statement, instrument, document, telecopier message, electronic mail message, Internet or intranet website posting, order or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through its officers, directors, employees, affiliates or  any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan Facility as well as activities as Agent.

The Administrative Agent may resign at any time by notifying the Lenders and the Lead Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Lead Borrower (not to be unreasonably withheld or delayed, provided that the Lead Borrower’s consent shall not be required if an Event of Default then exists), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be (x) a bank with an office in New York, New York, or an Affiliate of any such bank or (y) a nationally recognized financial institution that is organized under the laws of the United States or any state or district thereof.  If no successor shall have been so appointed by either the Required Lenders or the retiring Administrative Agent within 30 days after the retiring Administrative Agent gives notice of its resignation then (x) the Required Lenders shall perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above and (y) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder, and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  Each Lender acknowledges that neither any Agent nor any Related Party has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or any Related Party to any Lender as to any matter, including whether any Agent or any Related Party has disclosed material information in their possession. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into its (or a Related Party’s) possession.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, the Lead Bookrunner and the Syndication Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint

Lead Arrangers, the Lead Bookrunner and the Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, none of the Joint Lead Arrangers, the Lead Bookrunner and the Syndication Agent in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.

Each Lender authorizes and directs the Collateral Agent to enter into and perform its obligations under the Security Documents for the benefit of the Lenders and the other Secured Parties.  Each Lender hereby agrees, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

The Lenders hereby authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon the Collateral as follows: (i) on all the Collateral upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) on any Collateral constituting property being sold or otherwise disposed of (to Persons other than Holdings, the Borrowers and the Subsidiaries) upon the sale or other disposition thereof in compliance with Section 6.05 or (iii) on any Collateral if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 9.08).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Article VIII.

The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Article VIII or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

No Cash Management Bank or Hedging Bank that obtains the benefits of Section 7.02, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Collateral Agent and the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedging Agreements unless the Collateral Agent and the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Collateral Agent and the Administrative Agent may request, from the applicable Cash Management Bank or Hedging Bank, as the case may be.

The Administrative Agent and the Collateral Agent are authorized to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 6.01 and 6.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Intercreditor Agreement (if entered into) will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 6.01 and 6.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

ARTICLE IX

Miscellaneous

Section 9.01          Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)           if to the Borrowers or Holdings, to it at c/o Hemisphere Media Group, Inc., 405 Lexington Avenue, 48th Floor, New York, NY 10174, Attention of Craig Fischer, Fax No. 212-503-2879, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention:  Eric Goodison Esq., Fax No. 212-757-3990;

(b)           if to the Administrative Agent, to Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005, Attention of Anca Trifan, Fax No. 212-797-5695, Email: anca.trifan@db.com; and

(c)           if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance, Incremental Term Loan Assumption Agreement, New Term Loan Commitment Agreement or Refinancing Amendment pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.  As agreed to among Holdings, the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrowers hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrowers, that it will, or will cause their Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrowers agree, and agree to cause their Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”).  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”

which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”.  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrowers notify the Administrative Agent promptly that any such document contains material non-public information:  the Loan Documents. The Borrowers acknowledge and agree that the list of Disqualified Institutions shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information” and shall be posted on the Closing Date to all Lenders by the Administrative Agent, and thereafter all written supplements updating the list of Disqualified Institutions shall be posted all Lenders by the Administrative Agent as soon as practicable after receipt thereof from the Lead Borrower.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS

FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

It is understood and agreed that the Administrative Agent may, in its discretion, elect to not deliver to any Lender that is a Permitted Investor, and limit the access of any such Lender to, any Communications or other information that do not consist of Borrower Materials.

Section 9.02          Survival of Agreement.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.  All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03          Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04          Successors and Assigns.  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)           (ii) Subject to the conditions set forth in clause (b)(ii)(A)(iii) below, any Lender may assign to one or more Eligible Assignees (other than to any Disqualified Institution or any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Lead Borrower; provided that no consent of the Lead Borrower shall be required (i) if an Event of Default under Section 7.01(b) or (c), or (with respect to any Borrower only) Section 7.01(g) or (h), has occurred and is continuing or (ii) if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender (for purposes of clarity, it is understood that no assignment may be made to a Disqualified Institution); provided further that the Lead Borrower shall be deemed to have consented to any assignment unless it objects thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B)          the Administrative Agent.

(iii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender, an affiliate of a Lender or Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 unless each of the Lead Borrower and the Administrative Agent otherwise consent; provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met;

(B)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required under Section 2.20.

(iv)          Subject to acceptance and recording pursuant to clause (iv) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05).  Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section 9.04.

(v)           The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(b)(iv) and Section 2.04 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(vi)          Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms pursuant to Section 2.20, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (v).

(vii)         By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any their respective Restricted Subsidiaries or the performance or observance by the Borrowers or any of their respective Restricted Subsidiaries of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)           Each Lender may without the consent of the Lead Borrower or the Administrative Agent sell participations to one or more banks or other Persons (other than to any Disqualified Institution or Holdings, the Borrowers or their respective Subsidiaries) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14 and 2.16 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  Each Person holding a participation pursuant to this Section 9.04(c) shall be entitled to the benefits of Section 2.20 with respect to its interest in the Commitments and the Loans outstanding from time to time as if such participant were a Lender; provided that (i) such Person shall have complied with the requirements of Section 2.20 including, without limitation, Section 2.20(f) and (g) (it being understood that the documentation required under Section 2.20(f) and (g) shall be delivered to the participating Lender) and (ii) no participant shall be entitled to receive any greater payment under Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant had no such participation occurred except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each of the participating banks or other Persons and the principal amounts (and stated interest) of each such participating bank’s or other Person’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any such participating banks or other Persons or any information relating to a participating bank’s or other Person’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(e)           Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(f)            Notwithstanding anything to the contrary contained herein, (x) Holdings, the Borrowers and any of their respective Subsidiaries may, from time to time, purchase or prepay Term Loans, on a non-pro rata basis through Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Lead Borrower and the Administrative Agent and (y) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender and, in each case, with respect to clauses (x) and (y) of this Section 9.04(f), without the consent of the Administrative Agent; provided that:

(ii)           any Term Loans acquired by Holdings, the Borrowers or any of their respective Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon cancellation of such Term Loans the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so cancelled;

(iii)          any Term Loans acquired by any Affiliated Lender may (but shall not be required to) be contributed to Holdings or any of its Subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled promptly upon such contribution); provided that upon cancellation of such Term Loans, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;

(iv)          in connection with any Dutch auction, the Lead Borrower shall provide, as of the date of the effectiveness of such purchase, a customary representation and warranty that there is no material non-public information with respect to Holdings, the Borrowers, their respective Subsidiaries or their respective securities at such time that (A) has not been disclosed to the assigning Lender prior to such date or (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Term Loans to Holdings, a Borrower or one of their respective Subsidiaries (in each case other than because such assigning Lender does not wish to receive material non-public information with respect to Holdings, the Borrowers, their respective Subsidiaries or their respective securities);

(v)           each Affiliated Lender or Holdings, the applicable Borrower or the applicable Subsidiary shall identify itself as such in the applicable Assignment and Acceptance;

(vi)          (I) after giving effect to any assignment to an Affiliated Lender, and to all other assignments with all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) and (II) each Affiliated Lender shall either (x) provide, as of the date of the effectiveness of such purchase, a customary representation and warranty that there is no material non-public information with respect to Holdings, the Borrowers, their respective Subsidiaries or their respective securities at such time that (A) has not been disclosed to the assigning Lender prior to such date or (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Term Loans to Holdings, a Borrower or one of their respective Subsidiaries (in each case other than because such assigning Lender does not wish to receive material non-public information with respect to Holdings, the Borrowers, their respective Subsidiaries or their respective securities) or (y) confirm that such representation cannot be made as of such date;

(vii)         in connection with any assignment effected pursuant to a Dutch auction conducted by Holdings, the Borrowers or any of their respective Subsidiaries, no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch auction;

(viii)        by its acquisition of Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)          the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote, except that such Affiliated Lender shall have the right to vote (and the loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all affected Lenders, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without consent of such Affiliated Lender;

(B)          the Administrative Agent shall vote on behalf of such Affiliated Lender in the event that any proceeding under Sections 1126 or 1129 of the Bankruptcy Code shall be instituted by or against the Borrowers or any of their respective Restricted Subsidiaries, or alternatively, to the extent that the foregoing is deemed unenforceable for any reason, such Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, in each case except to the extent that any plan of reorganization proposes to treat the obligations held by such Affiliated Lender in its capacity as a Lender in a disproportionate adverse manner to such Affiliated Lender than the proposed treatment of similar obligations held by Lenders that are not Affiliated Lenders;

(C)          Affiliated Lenders, solely in their capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one (1) or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II) or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Agent hereunder with respect to any duties or obligations or alleged duties or obligations of such Agent under the Loan Documents (except with respect to rights expressly retained under this Section 9.04(f) which are not so waived); and

(D)          it shall not have any right to receive advice of counsel to the Administrative Agent or to Lenders other than Affiliated Lenders or to challenge the Lenders’ attorney-client privilege.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(h)           Neither Holdings nor the Borrowers shall assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

Section 9.05          Expenses; Indemnity.  (a) The Borrowers and Holdings agree, jointly and severally, to pay all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Term Loan Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent, the Collateral Agent or the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including in connection with a workout or a restructuring, the fees, charges and disbursements of White & Case LLP, counsel for the Administrative Agent, counsel for the Collateral Agent, no more than one counsel in each jurisdiction where Collateral is located, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or the Collateral Agent and no more than one counsel for all Lenders; provided that in the case of an actual or perceived conflict of interest, the Borrowers and Holdings agree to pay all reasonable, documented fees, charges and disbursements of another firm of counsel for such affected Person.

(b)           The Borrowers and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Lead Bookrunner, the other Agents, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Term Loan Facility), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the

Borrowers, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrowers or any of the Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrowers or the Restricted Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee as determined, in a final and non-appealable decision, by a court of a competent jurisdiction, (x) a material breach of the Loan Documents by such Indemnitee, (y) disputes between and among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent or a Joint Lead Arranger or Lead Bookrunner under the Term Loan Facility other than disputes involving any act or omission of the Borrowers or any of their Affiliates or (z) any settlement of an action or proceeding entered into by such Indemnitee without the Borrowers’ written consent (such consent not to be unreasonably withheld, delayed or conditioned), but, if such settlement occurs with the Lead Borrower’s written consent or if there is a final judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Lead Borrower will be liable for such settlement or for such final judgment.

(c)           To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of outstanding Loans and unused Commitments at the time.

(d)           To the extent permitted by applicable law, neither Holdings nor the Borrowers shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers or Holdings against any of and all the obligations of the Borrowers or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07          Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08          Waivers; Amendment.  (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrowers or Holdings in any case shall entitle the Borrowers or Holdings to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest (other than default interest) on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender or decrease or extend the date for payment of any Fees of any Agent without the prior written consent of such Agent, (iii) amend or modify the pro rata requirements of Section 2.17 (other than in connection with loan buy-back offers that are made to all Lenders on a pro rata basis, in which case payments and Commitment reductions with respect to tendering Lenders will be permitted on terms acceptable to the Borrowers, Holdings and the Required Lenders) and Section 2.18, the provisions of Section 9.04(h) or the provisions of this Section 9.08 or release all or substantially all of the Collateral or the value of the guaranties provided by the Guarantors taken as a whole, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(g) without the written consent of such SPV or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Initial Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)           The Administrative Agent and the Borrowers may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

(d)           Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 9.08) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.22 through 2.26 (including, without limitation, as applicable, (1) to permit the New Term Loans, Extended Term Loans and Other Term Loans to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the commitments with respect to Incremental Term Loans, New Term Loans, Other Term Loan Commitments, as applicable, or outstanding Incremental Term Loans, New Term Loans, Extended Term Loans or Other Term Loans, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment without the written consent of such affected Lender.

(e)           In addition, notwithstanding the foregoing, this Agreement may be amended or amended and restated with the written consent of the Administrative Agent, Holdings, the Lead Borrower and the Lenders providing the relevant Replacement Term Loans or to permit the refinancing of all or any portion of the outstanding Term Loans of a given Class (the “Refinanced Term Loans”), with a replacement Term Loan tranche denominated in Dollars (the “Replacement Term Loans”), respectively, hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of, plus accrued interest, fees, expenses and premiums with respect to, such Refinanced Term Loans, (ii) the Effective Yield with respect to such Replacement Term Loans shall not be higher than Effective Yield with respect to such Refinanced Term Loans, (iii) the Weighted

Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Initial Term Loans), and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or (taken as a whole) less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date then in effect immediately prior to such refinancing.

(f)            If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 9.08(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders by having its Loans assigned, at par, with one or more other institutions subject to Section 9.04 so long as at the time of such replacement, each such institution consents to the proposed change, waiver, discharge or termination or (B) with the express written consent of the Required Lenders, repay the outstanding Loans of such Lender, provided, that in the case of either preceding clause (A) or (B) above, the payment by the Lead Borrower to each non-consenting Lender of the applicable Prepayment Fee (if such assignment or repayment occurs prior to the first anniversary of the Closing Date).

Section 9.09          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10          Entire Agreement.  This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12          Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13          Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (including “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15          Jurisdiction; Consent to Service of Process.  (a) Each of Holdings and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers, Holdings or their respective properties in the courts of any jurisdiction.

(b)           Each of Holdings and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16          Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any of their respective Restricted Subsidiaries or any of their respective obligations, (f) with the consent of the Borrowers or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section, “Information” shall mean all information received from the Borrowers or Holdings and related to the Borrowers or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to its disclosure by the Borrowers or Holdings.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17          Lender Action.  Each Lender agrees that it shall not in its capacity as Lender hereunder take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent or, as applicable, the Collateral Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.18          USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrowers, which information includes the name and address of Holdings and the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrowers in accordance with the USA PATRIOT Act.

Section 9.19          Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under Applicable Law).

Section 9.20          Waiver of Sovereign Immunity.  Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.  Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 9.20 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 9.21          Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 9.22          Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.23          Use of Name, Logo. etc.  Each Loan Party consents to the publication in the ordinary course by the Administrative Agent or the Joint Lead Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement displaying such Loan Party’s name, product photographs, logo or trademark, each in the form provided by the Loan Parties to the Administrative Agent.  Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Joint Lead Arrangers.

Section 9.24          Joint and Several Liability of the Borrowers.  (a)  Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrower hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. A breach hereof or Default or Event of Default hereunder as to any single Borrower shall constitute a breach, Default or Event of Default as to all the Borrowers. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws or regulations thereunder, which might, but for the provisions of this Section 9.24, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this Section 9.24, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this Section 9.24 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.  With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HEMISPHERE MEDIA HOLDINGS, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

INTERMEDIA ESPAÑOL, INC.

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President

HMTV, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Lead Bookrunner

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

By:	/s/ Chris Young
Name: Chris Young
Title: Director

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and Syndication Agent

By:	/s/ Susan Bassett
Name: Susan Bassett
Title: Its Duly Authorized Signatory

Exhibit 10.2

EXECUTION VERSION

GUARANTY

dated as of

July 30, 2013

among

HMTV, LLC,
as Holdings,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

SCHEDULES

Schedule I	—	Subsidiary Guarantors

EXHIBITS

Exhibit I	—	Form of Guaranty Supplement

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This GUARANTY, dated as of July 30, 2013, is among HMTV, LLC, a Delaware limited liability company (“Holdings”), HEMISPHERE MEDIA HOLDINGS, LLC, a Delaware limited liability company (the “Lead Borrower”), INTERMEDIA ESPAÑOL, INC., a Delaware corporation (“WAPA PR” and, together with the Lead Borrower, the “Borrowers”), the other Subsidiary Guarantors set forth on Schedule I hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Credit Agreement, dated as of July 30, 2013 (as amended, extended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Holdings, the Lenders from time to time party thereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor (as defined below).  The Guarantors are Affiliates of one another and will derive substantial direct and indirect benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01  Credit Agreement Definitions.  (a)  Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement.

(b)           The rules of construction specified in Sections 1.02 through 1.12 (inclusive) of the Credit Agreement also apply to this Agreement.

Section 1.02  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article III.

“Agreement” means this Guaranty.

“Allocable Amount” has the meaning assigned to such term in Article III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.

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“Guarantors” means, collectively, each Borrower, Holdings, each of the Subsidiary Guarantors listed on Schedule I hereto and any other Person that becomes a party to this Agreement after the Closing Date pursuant to Section 4.13; provided that if any such Guarantor is released from its obligations hereunder as provided in Section 4.12(b), such Person shall cease to be a Guarantor hereunder and for all purposes effective upon such release; provided further that the term “Guarantor” shall mean and include each Borrower solely as it relates to any obligations that are incurred by any other Loan Party as opposed to obligations directly incurred by it.

“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.

“UFCA” has the meaning assigned to such term in Article III.

“UFTA” has the meaning assigned to such term in Article III.

ARTICLE II

Guarantee

Section 2.01  Guarantee.  Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Loan Document, Secured Hedging Agreements or Cash Management Services, and whether at maturity, by acceleration or otherwise.  Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation.  Each of the Guarantors waives promptness, presentment to, demand of payment from, and protest to, any Guarantor or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02  Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any proceeding under any Debtor Relief Law shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any Collateral or other security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any other Guarantor or any other Person.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor and whether or not any other Guarantor be joined in any

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such action or actions.  Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Secured Party on any number of occasions.

Section 2.03  No Limitations.  (a)  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.12, to the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise (other than defense of payment or performance).  Without limiting the generality of the foregoing, to the fullest extent permitted by Applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party; (vi) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of any Guarantor or legal obligation to discharge any of the Guaranteed Obligations by any Guarantor for any reason whatsoever (other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made)), including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party; (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against a Borrowers, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date or (ix) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, a Borrower, any Guarantor or any other guarantor or surety as a matter of law or equity (in each case, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made)).  Each Guarantor expressly authorizes the applicable Secured Parties, to the extent permitted by the Security Agreement, to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without

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affecting the obligations of any Guarantor hereunder.  Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(b)           To the fullest extent permitted by Applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of a Borrower or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of a Borrower or any other Guarantor, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made).  The Administrative Agent and the other Secured Parties may in accordance with the terms of the Security Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with a Borrower or any other Guarantor or exercise any other right or remedy available to them against any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash (excluding contingent obligations as to which no claim has been made).  To the fullest extent permitted by Applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against a Borrower or any other Guarantor, as the case may be, or any security.  To the fullest extent permitted by Applicable Law, each Guarantor waives any and all suretyship defenses.

Section 2.04  Reinstatement.  Notwithstanding anything to contrary contained in this Agreement, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of a Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Agreement.

Section 2.05  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of a Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against a Borrower or any other Guarantor arising as

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a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made) and the termination of all Commitments to the Borrowers under the Credit Agreement.  If any amount shall be paid to any Borrower or any other Guarantor in violation of the foregoing restrictions on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrowers or any other Guarantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Guaranteed Obligations constituting Loans or other advances made to another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the prior payment in full, in cash, of all of the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made).  As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

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ARTICLE IV

Miscellaneous

Section 4.01  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notice hereunder to a Guarantor other than Holdings shall be given in care of the Lead Borrower.

Section 4.02  Waivers; Amendment.  (a)  No failure by any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 4.03  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder to the extent provided in Section 9.05 of the Credit Agreement; provided that each reference therein to the “Borrowers” or “Holdings” shall be deemed to be a reference to “each Guarantor”.

(b)           Without limitation of the indemnification obligations under the other Loan Documents, but without duplication of amounts paid by the Borrowers or Holdings pursuant to Section 9.05 of the Credit Agreement, each Guarantor agrees, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers and the other Indmnitiees against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Term Loan Facility), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Guarantor), or (iv) any

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actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by any Guarantor, or any Environmental Liability related in any way to any Guarantor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee as determined, in a final and non-appealable decision, by a court of a competent jurisdiction, (x) a material breach of the Loan Documents by such Indemnitee, (y) disputes between and among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent or a Joint Lead Arranger or Lead Bookrunner under the Term Loan Facility other than disputes involving any act or omission of any Guarantor or (z) any settlement of an action or proceeding entered into by such Indemnitee without the Guarantor’s (or the Lead Borrower on behalf of each Guarantor) written consent (such consent not to be unreasonably withheld, delayed or conditioned), but, if such settlement occurs with the Guarantor’s (or the Lead Borrower on behalf of each Guarantor) consent or if there is a final judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Guarantor will be liable for such settlement or for such final judgment.

(c)           Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Security Documents.  The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document, any Letter of Credit, any Secured Hedging Agreement or any Cash Management Services agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Administrative Agent or the Collateral Agent or any document governing any of the Obligations arising under any Secured Hedging Agreements or any Cash Management Services, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.  All amounts due under this Section 4.03 shall be payable within twenty (20) Business Days after written demand therefor.

Section 4.04  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or any Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.   No Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 4.05  Survival of Agreement.  All covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect

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until this Agreement is terminated as provided in Section 4.12 hereof, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 4.06  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Guarantors and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent, the other Secured Parties and their respective permitted successors and assigns, subject to Section 4.04 hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 4.07  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08  GOVERNING LAW, ETC.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           THE GUARANTORS AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO SERVE

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PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           THE GUARANTORS AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 4.09  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.10  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.11  Obligations Absolute.  All rights of the Administrative Agent and the other Secured Parties hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

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Section 4.12  Termination or Release.  (a)  This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when (i) all Commitments have expired or been terminated and the Lenders have no further commitment to lend under the Credit Agreement and (ii) all principal and interest in respect of each Loan and all other Guaranteed Obligations (other than (A) contingent indemnification obligations with respect to then unasserted claims and (B) Guaranteed Obligations in respect of Obligations that may thereafter arise with respect to any Secured Hedging Agreement or any Cash Management Services agreement, in each case, not yet due and payable, unless the Administrative Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such termination, stating that arrangements reasonably satisfactory to each applicable Hedging Bank or Cash Management Bank, as the case may be, in respect thereof have not been made, provided, however, that in connection with the termination of this Agreement, the Administrative Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Guaranteed Obligations that may subsequently be reversed or revoked, and (y) any Obligations that may thereafter arise with respect to the Letters of Credit, Secured Hedging Agreements or Cash Management Obligations to the extent not provided for thereunder).

(b)           A Guarantor that is a Restricted Subsidiary shall automatically be released in the circumstances set forth in Article VIII of the Credit Agreement.

(c)           In connection with any termination or release pursuant to clauses (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent.

(d)           At any time that the respective Guarantor desires that the Administrative Agent take any of the actions described in immediately preceding clause (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Guarantor is permitted pursuant to clause (a) or (b) above.  The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.12.

Section 4.13  Additional Restricted Subsidiaries.  To the extent required by Section 5.10 of the Credit Agreement, a Restricted Subsidiary shall be a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein, and such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement.  Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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Section 4.14  Recourse; Limited Obligations.  This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith.  It is the desire and intent of each Guarantor and each applicable Secured Party that this Agreement shall be enforced against each Guarantor to the fullest extent permissible under Applicable Law applied in each jurisdiction in which enforcement is sought.

Section 4.15  Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.15, or otherwise under this Agreement, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement pursuant to Section 4.12(a). Each Qualified ECP Guarantor intends that this Section 4.15 constitute, and this Section 4.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

HEMISPHERE MEDIA HOLDINGS, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

INTERMEDIA ESPAÑOL, INC.

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President

HMTV, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

CINE LATINO, INC.

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

WAPA HOLDINGS, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

[Signature Page to Guaranty]

WAPA AMERICA, INC.

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President and Treasurer

TELEVICENTRO OF PUERTO RICO, LLC

By:	/s/ Craig D. Fischer
Name: Craig D. Fischer
Title: Vice President

[Signature Page to Guaranty]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

[Signature Page to Guaranty]

SCHEDULE I TO GUARANTY

SUBSIDIARY GUARANTORS

1.              CINE LATINO, INC.

2.              WAPA HOLDINGS, LLC

3.              WAPA AMERICA, INC.

4.              TELEVICENTRO OF PUERTO RICO, LLC

EXHIBIT I TO GUARANTY

FORM OF GUARANTY SUPPLEMENT

SUPPLEMENT NO.      dated as of                  , 20    , to the Guaranty dated as of July 30, 2013, among HMTV, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party thereto from time to time and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Secured Parties (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Guaranty”).

A.            Reference is made to the Credit Agreement, dated as of July 30, 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among HEMISPHERE MEDIA HOLDINGS, LLC, a Delaware limited liability company (the “Lead Borrower”), INTERMEDIA ESPAÑOL, INC., a Delaware corporation (“WAPA PR” and, together with the Lead Borrower, the “Borrowers”), Holdings, the Lenders from time to time party thereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C.            The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans to the Borrowers.  Section 4.13 of the Guaranty provides that additional Restricted Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1.  In accordance with Section 4.13 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by the Borrowers with respect to the Guarantors under the Credit Agreement are true and correct in all material respects (except to the extent any such representations and warranty is qualified as to “Material Adverse Effect”, in which case such representation and warranty, to the extent qualified by a “Material Adverse Effect”, shall be true and correct in all respects) with respect to the New Subsidiary on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except to the extent any such representations and warranty is qualified as to “Material Adverse Effect”, in which case such representation and warranty, to the extent qualified by a “Material Adverse Effect”, shall be true and correct in all respects) as of such earlier date.  In furtherance of the foregoing, the New Subsidiary, irrevocably, absolutely and unconditionally guarantees, jointly and with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Loan Document, Secured Hedging Agreements or Cash Management Services, and whether at maturity, by acceleration or otherwise.  Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary as if originally named therein as a Guarantor.  The Guaranty is hereby incorporated herein by reference.

Section 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page of this Supplement by telecopy or other electronic imaging means (including in .pdf format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Supplement.

Section 4.  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

Section 5.  (a) THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE OTHER SECURED

PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS SUPPLEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.  If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

Section 8.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, as provided in Section 4.03(a) of the Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit 99.1

Hemisphere Media Group Closes on $175 Million Term Loan B

MIAMI, FL— Hemisphere Media Group, Inc. (NASDAQ: HMTV) (the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, announced that on July 30, 2013 certain of the Company’s subsidiaries entered into a credit agreement providing for a $175 million senior secured term loan B facility (the “Term Loan Facility”) which matures on July 30, 2020.  The Term Loan Facility also provides an uncommitted accordion option (the “Incremental Facility”) allowing for additional borrowings under the Term Loan Facility up to an aggregate principal amount equal to (i) $20 million plus (ii) an additional amount up to 4.0x 1st lien net leverage.  Pricing on the Term Loan Facility was set at LIBOR plus 500 basis points (with a LIBOR floor of 1.25%) and 1.0% of original issue discount.  After repayment of all outstanding debt obligations at the Company’s subsidiaries and payment of fees and expenses, net proceeds are $85 million.  The Company will use these proceeds for general corporate purposes, including potential acquisitions.

Deutsche Bank Securities Inc. (Lead Bookrunner) and GE Markets, Inc. each served as Joint Lead Arrangers for the new Term Loan Facility.  Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel to the Company.

Caution Concerning Forward-Looking Statements

Statements in this press release, may contain certain statements about the Company that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements.. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  In addition, these statements are based on a number of assumptions that are subject to change.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in the company’s most recent registration statement on Form S-4 (File No. 333-186210) (the “Registration Statement”) and post-effective amendment No. 1 on Form S-1 to the Registration Statement, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ: HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates Cinelatino, WAPA Television and WAPA America. Cinelatino is the leading Spanish-language movie channel with more than 12 million subscribers in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. WAPA

Television is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA Television produces more than 65 hours per week of top-rated news and entertainment programming. WAPA America is the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA-TV. WAPA America has more than five million U.S. subscribers.

Hemisphere Media Group, Inc.

Patrick Scanlan, 212-687-8080

Source: Hemisphere Media Group, Inc.